As filed with the Securities and Exchange Commission on August 15, 2008

Registration No. 333-146517

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICHAEL LAMBERT, INC.
 (Name of registrant in its charter)

Nevada	2300	20-3107499

(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or organization)	Industrial Classification Code Number)	Identification No.)

121 Interpark Blvd., Suite 1204
San Antonio, Texas 78216
Telephone: (210) 490-8383
 (Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Robert Kremer, President & Chief Executive Officer
121 Interpark Blvd., Suite 1204
San Antonio, Texas 78216
Telephone: (210) 490-8383
 (Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 774016		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. (  ).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered	Proposed Maximum Price Per Share(1)	Proposed Maximum Aggregate Price(2)	Amount of Registration Fee
Common Stock $0.001 par value	642,500	$0.10	$64,250	$19.74
Total	642,500	$0.10	$64,250	$19.74

(1)   The  offering  price is the stated, fixed price of $0.10 per share until the securities are quoted on the Over-The-Counter Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2)   This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

MICHAEL LAMBERT, INC.
RESALE OF 642,500 SHARES OF COMMON STOCK

The selling stockholders listed on page 36 may offer and sell up to 642,500 shares of our common stock under this Prospectus for their own account.

We currently lack a public market for our common stock.  Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers.  We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale.

We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is nor permitted.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  We urge you to read the “Risk Factors” section beginning on page 9, along with the rest of this Prospectus before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS  ___, 2008

PART I – INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus.  As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors.”

We are a company which designs, manufactures, and sells handbags and plans to expand our operations to include the design, manufacture and sale of belts, pillows, scarves and other clothing accessories in the future, as described in greater detail below under “Description of Business.”  We have had only limited sales of our handbags to date, and provide no assurances that our sales will increase in the future, or that we will be able to expand our operations to the production of belts, pillow, scarves or other clothing accessories in the future using discontinued fabric samples.

We have generated only limited revenues since our inception and have incurred substantial losses. These factors have led to our auditors expressing substantial doubt as to whether we will be able to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct our operations and/or obtain additional sources of capital and financing.

A total of 37,500 of the shares of common stock offered herein by the selling shareholders were purchased by the selling shareholders between March 2006 and April 2007 for $0.50 per share, or aggregate consideration of $18,750, under an exemption from registration provided by Regulation D of the Securities Act of 1933.

A total of 40,000 of the shares of common stock offered herein by the selling shareholders were transferred to a shareholder of the Company by the Company’s affiliates, Robert and Kenneth Kremer, who each transferred 20,000 shares to such shareholder.

A total of 2,000 of the shares of common stock offered herein by the selling shareholders were issued to the selling shareholders in August 2006, in connection with the forgiveness of $1,000 in debt owed to one of the selling shareholders pursuant to a promissory note, for 2,000 shares of our common stock.  Due to an oversight this was not accounted for until fiscal 2007.

A total of 565,000 of the shares of common stock offered herein by the selling shareholders were issued to consultants in consideration for services rendered to us from November 2005 to February 2008.

We have a website at www.michael-lambert.com, which contains information which we do not desire to incorporate by reference herein.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.  The securities offered hereby are speculative and involve a high degree of risk.  See "Risk Factors."

Summary of the Offering:

Common Stock Offered:	642,500 shares by selling stockholders

Common Stock Outstanding
Before the Offering:	3,864,500 shares

Common Stock Outstanding
After the Offering:	3,864,500 shares

Offering Price:
The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Director and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of common stock previously sold by us.

Use of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders. See “Use of Proceeds.”

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Principal Executive Offices Address:	121 Interpark Blvd., Suite 1204
San Antonio, Texas 78216

Executive Office Telephone Number:	(210) 490-8383

Executive Office Facsimile Number:	(210) 490-0044

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the year ended November 30, 2007, as restated, and 2006, and the three months ended May 31, 2008 and 2007.  We derived the summary financial information from our audited financial statements for years ended November 30, 2007 and 2006, and our unaudited financial statements for the three and six months ended May 31, 2008 and 2007, appearing elsewhere in this Prospectus.  You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

Summary Balance Sheet

	May 31, 2008	November 30, 2007
ASSETS
Current assets
Cash	$197	$864
Accounts receivable	438	437
Related party accounts receivable	3,731	3,732
Total current assets	4,366	5,033

LIABILITIES
Current liabilities
Accounts payable	$4,331	$-
Accrued liabilities	2,589	2,390
Bank credit line payable	13,651	14,301
Related party debt	25,000	-
Short term debt(net of debt discount of $7,529 and $9,849)	2,471	151
Total current liabilities	48,042	16,842
Long-term debt	-	13,000
Total Liabilities	$48,042	$29,842

Summary Statement of Operations

Summary Statement of Operations	Three months ended May 31, 2008 (unaudited)	Three months ended May 31, 2007 (unaudited)	Year ended November 30, 2007	Year ended November 30, 2006

Merchandise sales	$1,523	$6,358	$17,884	$380
Related party merchandise sales	-	-	9,896	-
Related party royalty revenue	-	-	1,877	2,674
Cost of sales	1,209	4,282	13,517	2,598
General and administrative expenses	1,054	670,487	790,662	224,454
Interest expense	2,100	1,147	3,783	4,529
Net loss	$(2,840)	$(669,558)	$(778305)	$(228,527)

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us.  You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock.  If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company’s business is subject to the following Risk Factors:

We May Not Be Able To Continue Our Business Plan Without Additional Financing.

We depend to a great degree on the ability to attract external financing in order to conduct our business activities and in order that we have sufficient cash on hand to expand our operations.  We are currently funded solely by our shareholders and with the very limited amount of sales revenue we have generated to date.  We believe that we can continue our business operations for approximately the next three (3) to six (6) months with the cash on hand we had as of the filing of this report.  We anticipate the need for approximately $50,000 in additional funding to support our operations for the next 12 months, which amount does not include approximately $48,042 which we will need to repay our outstanding current liabilities prior to November 30, 2008. If we are unable to generate sufficient revenues to support our operations in the future and/or fail to raise additional funds after the three (3) to six (6) months which we currently believe we will be able to continue our operations, we may be forced to abandon our current business plan.  If you invest in us and we are unable to raise the required funds, your investment could become worthless.

Our Auditors Have Expressed Substantial Doubt As To Whether Our Company Can Continue As A Going Concern.

We have generated only limited revenues since our inception and have incurred substantial losses.  As of May 31, 2008, we had an accumulated deficit of $2,860,497 and a working capital deficit of $43,676.  These conditions raise substantial doubt as to our ability to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct our operations and/or obtain additional sources of capital and financing.

We Rely Upon Our Chief Executive Officer and Director And If He Was To Leave Us, Our Business Plan And Results Of Operations Could Be Adversely Affected.

We rely heavily on our Chief Executive Officer, Secretary, Treasurer and Director, Robert Kremer.  His experience and input create the foundation for our business and he is responsible for the directorship and control over the production and design of our products. We do not currently have an employment agreement or “key man” insurance policy on Mr. Kremer.   Moving forward, should we lose the services of Mr. Kremer, for any reason, we will incur costs associated with recruiting a replacement and delays in our operations associated with the search for such replacement.  If we are unable to replace Mr. Kremer with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan.  As a result of this, your investment in us could become devalued.

We Face Intense Competition For Our Products And As A Result, We May Be Unable To Compete In The Market For Handbags and Accessories.

The market for handbags and clothing accessories is highly competitive and fragmented. The Company expects competition to intensify in the future. We compete in each of our markets with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources than those presently available to us.  Numerous well-established companies are focusing significant resources on providing handbags and related clothing accessories that will compete with our products. No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not rise. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition.

All of Our Handbags Are Currently Sewn By Fuerza Unida, With Whom We Do Not Currently Have Any Agreements In Place.

All of our handbags are currently sewn by a cooperative, Fuerza Unida (“Fuerza”) in San Antonio, Texas.  We do not currently have any agreements in place with Fuerza to date, and have no immediate plans to enter into any agreements.  As a result, if Fuerza stops sewing our handbags and/or charges us more per bag to sew such bags, we could be forced to enter into an alternative arrangement with another company or individuals to sew our handbags.  This could significantly raise our cost per handbag and could force us to charge more for our products and/or decrease the gross margin of our products, which would in turn cause our revenue to decrease.  Additionally, if we are unable to find a suitable replacement for the loss of Fuerza, we could be forced to suspend or abandon our operations, which would cause the value of our securities, if any, to decrease or such securities may become worthless.

Our Results May Be Adversely Affected By Our Failure To Anticipate And Respond To Changes In Fashion Trends And Consumer Preferences In A Timely Manner.

Our sales and profitability depend upon the demand by customers for our handbags. We believe that our success depends in large part upon our ability to anticipate, gauge and respond in a timely manner to changing consumer demands and fashion trends and upon the appeal of our handbags. There can be no assurance that we will be able to anticipate, gauge and respond to changes in fashion trends. A decline in demand for our handbags, if any, or a misjudgment of fashion trends could, among other things, lead to lower sales and excess inventories which could have a material adverse effect on our business, financial condition and operating results.

Changes In Economic Conditions That Impact Consumer Spending Could Harm Our Business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending, particularly discretionary spending. Future economic conditions affecting disposable consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of discretionary spending or shifts in consumer discretionary spending to other products could have a material adverse effect on our growth, sales and profitability.

We Have Not And Do Not Anticipate Paying Any Cash Dividends On Our Common Stock And Because Of This Our Securities Could Face Devaluation In The Market.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

Our Bylaws Provide For Indemnification Of Our Officers And Directors, So It Will Be Difficult To Seek Damages From Our Officers And/Or Directors In A Lawsuit.

Our Bylaws provide that our officers and Directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by our officers and Directors for liabilities incurred in connection with their good faith acts on our behalf. Additionally, such an indemnification payment on behalf of our officers and/or Directors may deplete our assets. Investors who have questions respecting the fiduciary obligations of our officers and Directors should consult with their own independent legal counsel prior to making an investment in us. Additionally, it is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

We Have A Limited Operating History And Because Of This It May Be Difficult To Evaluate Our Chances For Success.

We were formed as a Nevada corporation on November 2, 2005.  We have had an extremely limited volume of sales to date and can provide no assurances that our sales will increase in the future and/or that they will ever be great enough to support our expenses and/or costs of sales.  We had only produced approximately 743 handbags since inception as of July 15, 2008, and anticipate the need to sell approximately 1,000 handbags per year to generate sufficient revenue to support our operations. We are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of handbag and fashion design, such as ours, may have difficulty in continuing in a highly competitive industry such as ours, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.

We Currently Have No Major Customers, Have Generated Limited Revenues And Have Only One Licensing Agreement In Place.

As stated above, we have generated only limited revenues since our inception.  Part of our business plan includes the licensing of certain products under the Michael Lambert name.  We hope to accomplish this through licensing agreements with a small number of major customers and/or partners; however, we currently only have one license agreement in place with KBK, Inc., which is beneficially owned by our Chief Executive Officer and Director, Robert Kremer.  As we have raised only limited revenues to date, have only a limited number of customers and only one licensing agreement in place, there is a risk we will not be able to enter into further licensing arrangements and as a result, our business plan will need to be curtailed or abandoned.  If this were to happen, any investment in us could become worthless.

Our Chief Executive Officer and President Possesses Significant Control Over Our Operations, And Because Of This He May Choose A Plan Of Action Which Will Devalue Our Outstanding Securities.

Our Chief Executive Officer and President, Robert Kremer beneficially owns 1,580,000 shares of common stock (which number includes 600,000 options to purchase shares of our common stock), representing 40.7% of our outstanding common stock (assuming the exercise of all options beneficially owned by Mr. Kremer (please note as used in this Prospectus, the term options refers to the same securities which are called warrants in the Company’s financial statements attached hereto)).  Accordingly, Mr. Kremer, our Chief Executive Officer and President possesses significant influence over the matters submitted to the stockholders for approval.  These matters include the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  This level of control by Mr. Kremer gives him substantial ability to determine our future as a business, and as such, he may elect to close the business, change the business plan or make any number of other major business decisions.  This control may eventually make the value of any investment in us worthless.

Because Our Chief Executive Officer Is Involved In Another Business, He May Not Be Able Or Willing To Devote A Sufficient Amount Of Time To Our Business Operations.

Robert Kremer, our Chief Executive Officer spends approximately 20% of his time on our operations and approximately 80% of his time on the operations of KBK, Inc., a company which he controls.  Because Mr. Kremer does not devote all of his time to our operations, there is a risk that he will not be able to devote sufficient attention to our operations to allow us to grow and/or become a successful company and because he may be distracted by other business matters associated with KBK, Inc. or otherwise, there is a risk that our operations will not be properly managed.  If Mr. Kremer does not spend a sufficient amount of time serving our company, it could have a material adverse effect on our business and results of operations, and could cause the value of our securities to become worthless.

Nevada Law And Our Articles of Incorporation Authorize Us To Issue Shares Of Stock, Which Shares May Cause Substantial Dilution To Our Existing Shareholders And/Or Have Rights And Preferences Greater Than The Common Stock Offered In This Prospectus.

Pursuant to our Articles of Incorporation, we have 140,000,000 shares of common stock and 10,000,000 shares of Preferred Stock authorized.  As of the filing of this Registration Statement, we have 3,864,500 shares of common stock issued and outstanding and – 0 – shares of Preferred Stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock offered in this Prospectus.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

The Issuance Of Common Stock Upon Exercise Of Our Outstanding Options Will Cause Immediate And Substantial Dilution And Will Cause Our Majority Shareholders To Hold An Even Greater Percentage Of Our Outstanding Common Stock.

The issuance of common stock upon exercise of our 2,165,000 outstanding Options, including 2,000,000 Options held by “affiliates” of the Company, will result in immediate and substantial dilution to the interests of other stockholders.  Furthermore, the exercise of the 2,000,000 Options held by “affiliates” of the Company, which include cashless exercise provisions, will cause a significant increase in the number of our outstanding shares and will cause such “affiliates” to hold an even greater number of shares of common stock.  As such, if our option holders were to exercise all of the Options that they hold, it will cause substantial dilution to the then holders of our common stock and will cause our “affiliates” to hold an even greater percentage of our outstanding common stock and influence greater control over any shareholder votes.

We Do Not Currently Have A Public Market For Our Securities.  If There Is A Market For Our Securities In The Future, Our Stock Price May Be Volatile And Illiquid.

There is currently no public market for our common stock.  Assuming this Registration Statement becomes effective, we hope to engage a market maker to make a market for our common stock on the OTC Bulletin Board.  However, we can make no assurances that there will be a public market for our common stock in the future.  If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1) actual or anticipated variations in our results of operations;

     (2) our ability or inability to generate new revenues;

     (3) increased competition;  and

     (4) conditions and trends in the market for handbag and clothing accessories.

 Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Investors May Face Significant Restrictions on the Resale of Our Common Stock Due to Federal Regulations of Penny Stocks.

Once our common stock is listed on the OTC Bulletin Board, it is likely that it will be subject to the requirements of Rule 15(g)9, promulgated  under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

USE OF PROCEEDS

We will not receive any proceeds from the resale of already issued and outstanding shares of common stock by the Selling Stockholders which are offered in this Prospectus.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares.  We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our future earnings, if any, to finance our operations and future growth of which there can be no assurance, our Board of Directors will have discretion to declare and pay dividends in the future.  Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business.  We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations.  We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS, CONTROL PERSONS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name, age and position of our director and executive officer:

NAME	AGE	POSITION	TERM EXPIRES

Robert Kremer	60	Chief Executive Officer, President, Secretary, Treasurer and Director	At the next annual meeting of shareholders(1) and until his successor is elected and qualified

Carey G. Birmingham	51	Chief Financial Officer	Until his successor is elected by the Board of Directors

(1)   The Company does not currently have a planned date for its next annual meeting of shareholders.

Robert Kremer

Robert Kremer has served as our Chief Executive Officer, President, Secretary, Treasurer and Director since our incorporation on November 2, 2005.  From November 2, 2005 to November 2007, Mr. Kremer served as our Chief Financial Officer.  Since January 1981, Mr. Kremer has served as the President of KBK, Inc., a Texas corporation which is a wholesale seller of decorative products.  Mr. Kremer obtained his Bachelors in Business degree in management from the University of Texas in Austin, Texas, in 1970.  Currently Mr. Kremer spends approximately 80% of his working time, representing approximately 45-55 hours per week on the operations of KBK and 20% of his working time, representing approximately 5-10 hours on the Company’s business.  Mr. Kremer anticipates spending more time on the Company’s operations as the Company grows.

Carey G. Birmingham

Carey G. Birmingham has served as our Chief Financial Officer since November 2007.  Mr. Birmingham has served as the President, Chief Executive Officer and as a Director of United Restaurant Management, Inc. (“URM”) since April 2006.  Additionally, from September 1999 through September 2003, Mr. Birmingham served as President, Executive Vice President and Director of URM. He originally resigned as a Director of URM in September 2003 and resigned as Executive Vice President in April 2004, prior to being reappointed as URM’s sole officer and Director in April 2006. Mr. Birmingham served as President of Baseline Oil & Gas Corp. [BOGA:OTCBB] ("Baseline") from January 2004 to November 2006. Between January 2004 and February 2006, Mr. Birmingham served as a Director of Baseline.

---------------------------------

Our Director is elected annually and holds office until our next annual meeting of the shareholders and until his successor is elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors (consisting solely of Mr. Kremer), absent any employment agreement. Our officers and Director may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options (please note as used in this Prospectus, the term options refers to the same securities which are called warrants in the Company’s financial statements attached hereto).  Our Director may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the then remaining director(s).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of July 15, 2008 and by the officers and director, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

	Common Stock Beneficially Owned		Percentage Owned (1)

Robert Kremer (2)	1,860,000	(3)	40.7%	(4)
CEO, President, Secretary, Treasurer and Director
121 Interpark Blvd., Suite 1204 San Antonio, Texas 78216

Kenneth Kremer Vice President of KBK(2)	1, 580 ,000	(5)	35.4%	(6)
11502 Whisper Ledge San Antonio, Texas 78230

David M. Loev	900,000	(7)	21.4%	(8)
6300 West Loop South, Suite 280 Bellaire, Texas 77401

Carey Birmingham Chief Financial Officer	902,000	(9)	21.4%	(10)
20222 Creek Farm San Antonio, Texas 78259

Officers and Director as a Group (2 persons)	2,762,000		56.2%	(11)

(1)	Using 3,864,500 shares outstanding as of July 15, 2008, unless otherwise stated.

(2)	Robert and Kenneth Kremer are brothers.

(3)
This number includes 980,000 shares held in Robert Kremer’s name, 600,000 five year options to purchase shares of our common stock at $0.375 per share, held by Mr. Kremer to purchase shares of our common stock, as well as 160,000 shares of our common stock held by KBK, Inc., which is controlled by Mr. Kremer and 100,000 five year options to purchase shares of our common stock at $0.375 per share, held by KBK, Inc.  The options are described in greater detail below under “Certain Relationships and Related Transactions.”

(4)	Using 4,564,500 shares outstanding, assuming the full exercise of the 700,000 options beneficially owned by Robert Kremer.

(5)
Includes 980,000 shares held by Kenneth Kremer and 600,000 five year options to purchase shares of our common stock at $0.375 per share, held by Kenneth Kremer. The options are described in greater detail below under “Certain Relationships and Related Transactions.”

(6)	Using 4,464,500 shares outstanding, assuming the full exercise of the 600,000 options held by Kenneth Kremer.

(7)
Includes 550,000 shares held by Mr. Loev and 350,000 five year options to purchase shares of our common stock at $0.375 per share, held by Mr. Loev. The options are described in greater detail below under “Certain Relationships and Related Transactions.”

(8)	Using 4,214,500 shares outstanding assuming the full exercise of the 350,000 options held by Mr. Loev.

(9)
Includes 550,000 shares of common stock held by Mr. Birmingham 2,000 which Mr. Birmingham owns through his beneficial ownership of BFP Texas, Ltd., which holds 2,000 shares of our common stock and 350,000 five year options to purchase shares of our common stock at $0.375 per share, held by Mr. Birmingham.  The options are described in greater detail below under “Certain Relationships and Related Transactions.”

(10)	Using 4,214,500 shares of common stock outstanding assuming the exercise by Mr. Birmingham of all 350,000 options which he holds.

(11)	Using 4,914,500 shares of common stock outstanding assuming the exercise by Mr. Kremer of the 700,000 options which holds and the exercise by Mr. Birmingham of the 350,000 options which he holds.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  David M. Loev, the manager of The Loev Law Firm, PC, beneficially owns 550,000 shares of our common stock, and five year options to purchase an additional 350,000 shares of our common stock at an exercise price of $0.375 per share, of which 100,000 options expire if unexercised on November 2, 2010, and   250,000 options expire if unexercised on February 10, 2012 , which shares and options represent approximately 21.4% of our outstanding common stock (assuming the exercise of all options held by Mr. Loev), which shares and options were granted to Mr. Loev in consideration for legal services rendered to us in connection with our formation.  Mr. Loev also holds a $10,000 convertible promissory note issued on September 28, 2007, which evidenced $10,000 of a total of $22,500 owed to Mr. Loev by the Company, which included $5,000 the Company agreed to pay Mr. Loev upon the receipt of the first round of comments on this Registration Statement by the Commission, which amount has been paid to date and $7,500 which the Company agreed to pay Mr. Loev upon the effectiveness of this Registration Statement.  The convertible promissory note bears interest at the rate of 5% per annum, and is due on August 31, 2008.  Any amounts not paid when due accrue interest at the rate of 15% per annum, and can be converted by Mr. Loev into shares of our common stock at an exercise price of $0.10 per share, if not paid on or after the maturity date of the note, August 31, 2008.

Experts

The balance sheet of Michael Lambert, Inc., as of November 30, 2007, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended November 30, 2007 and 2006, included in this Prospectus have been audited by Malone & Bailey, PC, our independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and director from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or Director against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Pursuant to Item 305(e) of Regulation S-K (§ 229.305(e)), the Company is not required to provide the information required by this Item as it is a “smaller reporting company,” as defined by Rule 229.10(f)(1).

FORWARD LOOKING STATEMENTS

This Form S-1 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this prospectus.  We urge you to be cautious of these forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

History

Michael Lambert, Inc. was incorporated in Nevada on November 2, 2005.  We are the successor entity to Robert Kremer D/B/A Michael Lambert, a sole proprietorship that was formed on July 1, 2005 (“Kremer”).  On November 2, 2005, all of the assets and liabilities of Kremer were transferred to us in exchange for 1,000,000 shares of common stock issued to our Chief Executive Officer and President, Robert Kremer.  Unless otherwise stated, references to the Company herein, include the operations and prior transactions of Kremer.  On January 3, 2006, we filed a correction to our Articles of Incorporation with the Secretary of State of Nevada, which included the designation of our Preferred Stock and indemnification provisions (both described below), which were mistakenly left out of our previous November 2, 2005 filing (the “Correction”).  All disclosure contained herein takes into account the Correction.

We are a company which manufactures handbags and plans to manufacture clothing accessories in the future, funding permitting. We plan to design our products to appeal to a broad market segment because of the unique design focus of our proposed brands.  We produced only 743 handbags from inception to July 15, 2008 and no other clothing accessories.  We currently only sell our products under the brand “Michael Lambert” and currently only sell our products at two independently owned clothing stores in the San Antonio, Texas area to date; however in the future, we plan to sell our products directly to consumers over the Internet, through our website, www.michael-lambert.com, which includes information we do no wish to be incorporated by reference into this filing and on the website WatchNBuy.com, through our agreement with 2BC, Inc., described below.   We manufacture the handbags, which are hand-sewn by a third party, Fuerza Unida, in San Antonio, Texas.

In April 2008, we entered into an agreement with 2BC, Inc., the owners of the WatchNBuy.com website, which calls for them to receive a 20% commission on all products sold through their website.

Additionally, in the future, funding permitting, we plan to operate through different brands, with different pricing of our products associated with the differing brands.  For instance, some brands will be more expensive and be made of higher quality fabrics and some brands will have a much lower price point.  As a result, we believe that our products will be able to apply to a broad range of buyers.

We plan to market our products and brands as an alternative to the existing lines of other handbag and clothing accessories companies. We plan to develop brand awareness by employing and integrating design and quality with marketing, packaging, promotion, advertising and logistics.

In the future, funding permitting, our management currently anticipates employing a promotional plan that may include celebrity endorsements by actors, musicians, athletes and others who are in the very early stages of their careers. We also plan to actively support selective events and organizations that are relevant to women’s issues, funding permitting.  In addition, we plan to take an active role promoting MLI brands through the sponsorship of sports for women, and support academic programs for women, particularly in the areas of design.  We intend to raise funding for our future marketing efforts, assuming the Company’s Registration Statement is declared effective, by selling debt and/or equity securities in the future, of which there can be no assurance.

While we are currently solely focused on the design, manufacture and sale of handbags, our future plans may include the design, manufacture and sale of other lifestyle products such as belts, pillows and scarves using discontinued fabric samples, funding permitting, if our management determines the sale of such items are in our best interests.

The Internet is a critical component of our plans for advertising and future growth.  It is our hope that our website will promote our planned brands, generate sales revenues, and support retailers who we hope will sell our products in the future.  We currently have two independently owned retailers in San Antonio, Texas, which sell our products.

On August 29, 2005, we entered into a Name & Trademark License Agreement (“Trademark Agreement”) with KBK, Inc., which is controlled by our Chief Executive Officer and President, Robert Kremer.  The agreement allows KBK to use our trademark for the term, “Michael Lambert Inc.,” (the “MLI Trademark”), in connection with the manufacture, sale and distribution of decorative fabrics and furniture within the United States.  We have a trademark, registered with the State of Texas for the service mark “ML Michael Lambert,” as described below under “Trademarks, Patents and Copyrights.”

The agreement is effective for one year and renewable for successive one year periods at the mutual agreement of both parties, and was renewed for an additional one-year term on August 29, 2006 and August 29, 2007.  KBK is required to pay us a 5% royalty on the sale of any products that contain the MLI Trademark.  The rights associated with the Trademark Agreement are non-exclusive; however, they are not able to be transferred except with the Company’s prior written consent. The Trademark Agreement may be terminated by us at any time without cause upon thirty (30) days written notice to KBK.  The Company currently has no trademarks, but has contacted an attorney and plans to register a trademark for the term “Michael Lambert Inc.,” in the State of Texas subsequent to the date of this Prospectus.

Market Need:

The handbag market is highly competitive and diverse. The primary consumers for handbags are girls and women of all ages who carry their handbags for the utility and fashion. Many of the Company’s sales to date have been multiple sales, we believe because women will purchase the bags for gifts knowing that it is a one of a kind present.

Handbag sales are driven by economic conditions, demographic trends, and pricing. We see brand development as fulfilling a need that creates demand and generates sales.  We believe that consumers purchase products that are fashionable and appealing, as well as durable and practical.

According to a May 9, 2005 press release discussing a report by NPD Group, Inc., a market research firm located in Port Washington, New York, during 2004, 44% of women age thirteen and over reported purchasing a handbag/purse and on average, women bought three handbags in 2004. It is our belief that in today’s market place, handbags with a position for quality and fashion, particularly Italian, do very well. However, these name brands are often the first to be “knocked off” by counterfeiters.

Many of our sales are multiple sales, because women will purchase the bags for gifts knowing that it is a one of a kind present. We also plan to market our bags as “made in the USA,” since all of our bags are made in San Antonio, Texas.  We believe that we will be able to successfully market our products as we believe that many consumers desire to purchase products made in the United States, rather than products made in foreign countries.

Our relationship with Fuerza Unida (as described in further detail herein) is also important because it separates us from many of our competitors who use foreign labor. The Company has agreed to meet Fuerza Unida's cost requirements, which are higher than similar quality workmanship done by workers in several developing countries, in exchange for a quality USA produced product. At the present time, we believe that  this is a “win-win” situation for Fuerza Unida and us, because our consumers receive a handbag hand sewn in the USA at an affordable price.

Our handbags are quality, hand sewn bags and clutches in what is often described as vintage fashion.  Our handbags are one of a kind and never duplicated.  This written promise and guarantee is included in each and every handbag and clutch we manufacture.

KBK, Inc., which is owned by our Chief Executive Officer, Robert Kremer, provides two small offices for the storing of the fabrics before such fabrics are used in handbags. The showroom manager, Maria Terrazas and the designer, Kari Buchanan received stock and options (which had identical terms as those options granted to other consultants to the Company as described herein), and the local artist, Kathy Sosa received stock in the Company for services provided to the Company in connection with the design of our handbags. Ms. Terrazas is employed by KBK. Ms. Sosa and Ms. Buchanan are not employees of KBK, nor have they received any other remuneration for their services other than our securities.

We believe that our planned brands will offer quality and fashion, but that demand must be created, and that this will be accomplished through marketing and selective distribution.

We intend to market our products by building a sales team that will be tasked with generating sales leads on a national and international basis as well as being responsible for establishing connections with retail outlets.

Key factors in our success will be our distribution. We plan to eventually use the following retail distribution channels:

1)	Department Stores;
2)	Apparel Specialty Stores;
3)	Boutique Stores;
4)	Internet Store; and
5)	Cable Television-Home Shopping.

Currently we only sell our handbags through two independently owned boutiques in San Antonio, Texas.

We believe that the distribution channel that has received the most attention recently is the Internet and  we believe that the Internet still has the greatest potential for growth, because we believe that the consumers like the convenience of being able to shop from anywhere at anytime.

The Apparel Industry

The U.S. apparel industry is large, mature, and highly fragmented.  Additionally, we believe that the apparel industry can basically be separated into national brands, smaller brands and store brands (or private label goods).  Apparel may be sold at discount stores and factory outlets, specialty stores, major chain stores and through direct mail catalogs and over the Internet.

We currently are working to sell our products through retail outlets, and have two retail outlets in San Antonio, Texas, which sell our handbags.  Additionally, a major emphasis of time and capital moving forward will be invested in website development.  Additionally, we currently sell our handbags over the Internet through WatchNBuy.com.

In addition to traditional retailers and the Internet, we may seek to secure time on major home shopping channels such as Home Shopping Network (“HSN”) and QVC, of which there can be no assurance.

Our primary target market for our products will be women. We intend to create broad market appeal and demand by designing products that are unique and stylish.  Additionally, we view the development of our brands as an attractive target for a foreign partner wishing to establish a market position in the United States.  Additionally, we plan to participate with foreign partners with our licensing agreements, if any, if we are successful with our branding.  We intend to raise funding for our future marketing efforts, assuming the Company’s Registration Statement is declared effective, by selling debt and/or equity securities in the future, of which there can be no assurance.

Competition

The Company is not currently aware of any competitors who use recycled designer fabrics and domestic labor to produce handbags and clutches within the price range that the Company currently offers its products.  However, the Company currently competes with numerous other companies, both national and international, which produce and sell handbags and clutches for women.  These competitors include local department stores in San Antonio, Texas, the area in which the Company currently operates, which buy and resell products including handbags and purses; smaller boutiques which offer a smaller number of handbags and clutches (such as the boutique which currently resells our products); high end retailers of hand bags and purses both in San Antonio, Texas, as well as nation wide; and internet websites, which can often offer products at a discount to local department stores or high end retailers.

As we have only recently begun our retail operations, do not have a recognizable brand name, nor any well established market demand, we do not currently have a very strong position in the industry.  We hope that assuming we are able to raise additional funding after this Registration Statement is declared effective, that we will be able to increase our marketing budget and eventually create a recognizable brand name with our Michael Lambert products, of which there can be no assurance.

On-Line Sales

Once our website is able to accept online orders, we plan to market such online sales at women. We recognize that we are entering a very competitive market place for the discretionary dollars of consumers. Our promotion and marketing will focus on fashion and style; quality and value of the product; and the unique, one of a kind nature of the handbags.

Competitors such as Ralph Lauren, Armani, Coach, and Louis Vuitton operate their own retail stores, sell to retailers and have informative websites. They use the Internet as a vehicle for marketing, promotion and sales.   In our opinion, we will need to find placement with selected retailers to successfully compete in the marketplace.

Our Internet development will focus on our ability to reach national and foreign consumers with our brands and easily transact their requests. We plan to establish payment control and delivery capability to foreign locations on our website in the future.  We intend to raise funding for our website and marketing efforts, assuming the Company’s Registration Statement is declared effective, by selling debt and/or equity securities in the future, of which there can be no assurance.

Competitive Advantage

We believe that in a market where consumers are barraged by advertising and marketing campaigns delivering an onslaught of lifestyle and fashion messages, a brand name can be a powerful weapon.  Brands have become an increasingly significant factor in apparel and footwear as consumers have less time to shop and are spending their disposable income more carefully.

We believe that established brand names, with their quality image, make the shopping experience easier and faster for many consumers. For manufacturers, brands build consumer loyalty, which translates into repeat business.  As such, we plan to focus the majority of our efforts initially in connection with building brand awareness for our products.  Furthermore, as described above under “Market Need,” we believe that we can effectively compete in the market for handbags due to several factors, including the fact that our products, unlike many other larger handbag manufacturers, are made in the United States.

Our Manufacturing Process

The first step in the process is the selection of a fabric that will be used on the outside of the bag. The fabric comes from left over samples of fabrics previously used by KBK a fabric showroom, catering to high-end interior designers. KBK is controlled by Robert Kremer, our Chief Executive Officer, and KBK currently provides us the samples of material for use in our handbags free of charge.

The second step is the selection of a second fabric for the inside. The second fabric must have color continuity to the primary fabric or follow the same theme, i.e. animal scene. The direction of the fabrics is important, as well as the selection of the handles and color coordinated zipper.

Once this is completed, the matched fabrics are folded and taken to Fuerza Unida for sewing.  A card is placed in every one of the Company’ bags stating that the bag will not be duplicated, and that it is hand sewn in the USA by a non-profit cooperative of minority women.

The relationship with Fuerza Unida is important because we believe it separates us from many of our competitors who use foreign labor. The Company has agreed to Fuerza Unida's cost requirements in exchange for a quality produced product.

The raw materials used in the Company’s handbags are fabric samples that are 27" (handbags) and 18" (clutch) in size. These samples are not used until they are designated as discontinued by the original supplier. These suppliers include several internationally well known suppliers.

The handles and zippers are purchased from Sunbelt Fashion. The custom made logo labels are from Raynor.

Trademarks, Patents and Copyrights

We have a registered trademark for the term “Michael Lambert, Inc.” in the State of Texas, Registration Number 800718619.  We have no other patents, trademarks or copyrights as of the date of this Prospectus.

Employees

As of July 15, 2008, we had two employees, our Chief Executive Officer, President, Secretary, Treasurer and Director, Robert Kremer, and our Chief Financial Officer, Carey Birmingham who are not paid any salary by us and are not accruing any salary.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Significant Accounting Policies:

Use of Estimates - In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents - All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Revenue Recognition- The Company recognizes revenue when persuasive evidence of an arrangement exists, goods have been delivered, the sales price is fixed or determinable and collectibility is reasonably assured.

Accounts Receivable – Accounts receivable are amounts due on sales, are unsecured and are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest although a finance charge may be applied to such receivables that are more than thirty days past due. Accounts receivable are periodically evaluated for collectibility based on past credit history with customers. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Income Taxes- The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when differences are expected to be recovered.  The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Earnings Per Share - Basic loss per share is computed using the weighted average number of shares of common stock outstanding during each period.  Diluted loss per share includes the dilutive effects of common stock equivalents on an “as if converted” basis.  For the years presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock Compensation - The Company accounts for its employee stock option plans under the provisions of SFAS No. 123R, “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock Based Compensation.”  The Company accounts for the fair value of equity instruments issued to non-employees in accordance with Emerging Issues Task Force No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or In Conjunction with Selling Goods or Services.” The Company measures non-employee awards on the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a "performance commitment"); or the date at which the counterparty's performance is complete.  When there is no performance commitment and the award is immediately vested and non-forfeitable, the awards are measured and recognized at the date the contract is entered into.

The Company periodically issues shares of common stock to non-employees in exchange for services provided.  The value of the shares is equal to quoted market price on either the date an agreement to issue the shares is signed or the date the director approves the issuance.  In periods where no quoted market price exists, the Company estimates the fair value of the award using the last cash sale of common stock.  The Company records the value of the shares as an expense.

Beneficial Conversion Feature - The convertible feature of certain of The Company’s convertible notes provided for a rate of conversion that was below market value (see Note 4).  Such feature is normally characterized as a beneficial conversion feature.  Pursuant to Emerging Issues Task Force (“EITF”) No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio” and EITF No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments,” the estimated relative fair value of the BCF was recorded as a discount from the face amount of the convertible note.  The Company uses the Black-Scholes method to calculate the intrinsic value of the convertible instrument and amortizes the discount using the effective interest method through the conversion or maturity date of such instrument.

Recently Issued Accounting Pronouncements- The Company does not expect the adoption of recently issued accounting pronouncements to have a significant effect on the Company's results of operations, financial position or cash flow.

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The following discussion should be read in conjunction with our financial statements.

Plan of Operations For The Next Twelve Months:

Initially, we plan to use consultants to support our planned advertising and promotion campaigns.  We plan to have our staff, which we plan to hire in the future, funding permitting, but which we do not currently have any immediate plans to hire, appear with products and demonstrate their designs.   In addition, we have recently entered into an agreement with WatchNbuy.com, a new promotional and marketing website which features short videos of our products being used and displayed, while allowing the viewer to click on our product and purchase it through WatchNbuy.com. Our agreement with 2BC, Inc., the owners of the WatchNBuy.com website, calls for them to receive a 20% commission on all products sold through their website.  Additionally, we plan to promote the fact that our products are hand sewn in San Antonio, Texas by minority women who operate their own sewing cooperative called Fuerza Unida.  The Company is committed to continue our Made In America production as long as we are assured of quality and timely results. We do not currently have an agreement in place with Fuerza Unida, who is an independent contractor.

We also plan to eventually sign athletes, actors, musicians, and models in the very early stages of their careers, funding permitting, to help market our products, with the hope that if such athletes, actors, musicians and models become successful, our products and advertising will get more exposure. Signing female athletes and actively supporting sports for women will be part of our marketing plan as well, funding permitting. Additionally, we plan to be pro-active in the support of organizations that contribute to bettering the lives and welfare of women and children.

Our Growth Strategy

The first stage of our growth strategy, funding permitting, will be to develop and market a full range of handbags to consumers. We will seek to differentiate ourselves through unique designs, and the development of marketing strategies that will create brand awareness.

Our goals for the next year include:

1)	Develop campaign to create consumer awareness and demand;
2)	Establish marketing relationships and channels of distribution;
3)	Develop Internet website and links;
4)	Generate sales revenues for purposes of increasing production; and
5)	Continue design development and plans for increased production.

In addition to the growth strategy outlined above, we intend on seeking out other business which may generate revenue and explore mergers and or acquisitions with certain of these companies which we believe may add to our operations, generate synergies and/or give us greater brand awareness.  We do not currently have any agreements or understandings in place with any companies or partners regarding strategic partnerships, mergers or acquisitions.

Results of Operation for the Three Months Ended May 31, 2008 Compared to the Three Months Ended May 31, 2007

We had sales revenues of $1,523 for the three months ended May 31, 2008, compared to sales revenues of $6,358 for the three months ended May 31, 2007, a decrease in sales from the prior period of $4,835 or 76%. The decrease in sales was mainly due to the fact that during the three months ended May 31, 2007, the Company was purchasing certain pre-made handbags at wholesale prices and then reselling them at a premium.  Subsequent to the three months ended May 31, 2007, the Company ceased this practice and sales revenue decreased as a result.  The Company also believes the general malaise in overall retail sales, and more particularly in its market segment, may have contributed to the decrease.

We had cost of revenue of $1,209 for the three months ended May 31, 2008, compared to cost of revenue of $4,282 for the three months ended May 31, 2007, a decrease in cost of revenue from the prior period of $3,073 or 71.8%.  The decrease in cost of revenue is attributable to the fact that during the three months ended May 31, 2007, the Company purchased certain materials in bulk.  Subsequent to the three months ended May 31, 2007, the Company began purchasing materials on an as-needed basis and as a result, total cost of revenues decreased for the three months ended May 31, 2008, compared to the three months ended May 31, 2007.

We had gross profit of $314 for the three months ended May 31, 2008, compared to gross profit of $2,076 for the three months ended May 31, 2007, a decrease in gross profit of $1,762 or 84.9% from the prior period. The decrease in gross profit was due to the $4,835 decrease in sales revenues offset by the $3,073 decrease in cost of revenue.

We had general and administrative expenses of $1,054 for the three months ended May 31, 2008, compared to general and administrative expenses of $670,487 for the three months ended May 31, 2007, a decrease in general and administrative expenses of $669,433.  The decrease in general and administrative expenses was primarily a result of increased general and administrative expenses associated with expenses for warrants issued to consultants during the three months ended May 31, 2007, compared to the three months ended May 31, 2008, where expenses for the issuance of shares and grants of warrants were significantly less.

We had interest expense of $2,100 for the three months ended May 31, 2008, compared to interest expense of $1,147 for the three months ended May 31, 2007, an increase in interest expense from the prior period of $953 or 83%.  The increase in interest expense was mainly due to the increase in the amount of the Company’s outstanding interest bearing notes and Line of Credit (as described below) during the period from May 31, 2007 to May 31, 2008, which in turn caused interest expense to increase.

We had a net loss of $2,840 for the three months ended May 31, 2008, compared to a net loss of $669,558 for the three months ended May 31, 2007, a decrease in net loss of $666,718 or 99.6% from the prior period. The decrease in net loss was mainly attributable to the $669,433 decrease in general and administrative expenses for the three months ended May 31, 2008, compared to the three months ended May 31, 2007.

Results of Operation for the Six Months Ended May 31, 2008 Compared to the Six Months Ended May 31, 2007

We had sales revenues of $3,852 for the six months ended May 31, 2008, compared to sales revenues of $13,640 for the six months ended May 31, 2007, a decrease in sales from the prior period of $9,788 or 71.8%. The decrease in sales was mainly due to the fact that during the six months ended May 31, 2007, the Company was purchasing certain pre-made handbags at wholesale prices and then reselling them at a premium.  Subsequent to the six months ended May 31, 2007, the Company ceased this practice and sales revenue decreased as a result.  The Company also believes the general malaise in overall retail sales, and more particularly in its market segment, may have contributed to the decrease.

We had cost of revenue of $6,032 for the six months ended May 31, 2008, compared to cost of revenue of $4,282 for the six months ended May 31, 2007, an increase in cost of revenue from the prior period of $1,750 or 40.9%.  The increase in cost of revenue is attributable to the fact that during the six months ended May 31, 2007, the Company purchased certain materials in bulk.  Subsequent to the six months ended May 31, 2007, the Company began purchasing materials on an as-needed basis and as a result, total cost of revenues decreased for the six months ended May 31, 2008, compared to the six months ended May 31, 2007.

We had gross loss of $2,180 for the six months ended May 31, 2008, compared to gross profit of $9,358 for the six months ended May 31, 2007, a decrease in gross profit of $11,538 or 123% from the prior period. The decrease in gross profit was due to the $9,788 decrease in sales revenues and the $1,750 increase in cost of revenue.

We had general and administrative expenses of $164,226 for the six months ended May 31, 2008, compared to general and administrative expenses of $772,833 for the six months ended May 31, 2007, a decrease in general and administrative expenses of $608,607 or 78.8%.  The decrease in general and administrative expenses was primarily a result of increased general and administrative expenses associated with expenses for warrants issuedto consultants during the six months ended May 31, 2007, compared to the six months ended May 31, 2008, where expenses for the issuance of shares and grants of warrants were significantly less.

We had interest expense of $3,034 for the six months ended May 31, 2008, compared to interest expense of $2,712 for the six months ended May 31, 2007, an increase in interest expense from the prior period of $322 or 11.9%.

We had a net loss of $169,440 for the six months ended May 31, 2008, compared to a net loss of $766,187 for the six months ended May 31, 2007, a decrease in net loss of $596,747 or 77.9% from the prior period. The decrease in net loss was mainly attributable to the $463,607 decrease in general and administrative expenses for the six months ended May 31, 2008, compared to the six months ended May 31, 2007.

Results of Operations for the Year ended November 30, 2007 Compared to the year ended November 30, 2006

We had merchandise sales of $17,884 for the year ended November 30, 2007, compared to $380 for the year ended November 30, 2006, an increase of $17,504 from the prior year.  The main reason for the increase in merchandise sales was a result of increased marketing of the Company’s products.

We had merchandise sales, related party of $9,896 for the year ended November 30, 2007, compared to $0 for the year ended November 30, 2006, an increase of $9,896 from the prior year relating to purchases by KBK of wholesale handbags for resale in its San Antonio, Texas showroom.

We had royalty revenue, related party of $1,877 for the year ended November 30, 2007, compared to $2,674 for the year ended November 30, 2006, a decrease of $797 or 29.8% from the prior year.  The main reason for the decrease in royalty revenue was a decrease in the type of products which are licensed to KBK through the Name and Trademark License Agreement.  We earn royalty revenue through our Name and Trademark License Agreement we entered into with KBK.

We had total revenue of $29,657 for the year ended November 30, 2007, compared to $3,054 for the year ended November 30, 2006, an increase of $26,603 or 871% from the prior year.

We had general and administrative expenses of $790,662 for the year ended November 30, 2007, compared to $224,454 of general and administrative expenses for the year ended November 30, 2006, an increase of $566,208 or 252% from the prior period.  The main reason for the increase in general administrative expenses was an increase in stock based compensation for services provided to the Company’s officers and consultants in consideration for services rendered for the year ended November 30, 2007, compared to the year ended November 30, 2006.

We had interest expense of $3,783 for the year ended November 30, 2007, compared to interest expense of $4,529 for the year ended November 30, 2006, a decrease of $746 or 16.5% from the prior period.  Interest expense decreased due to decreased notes payable outstanding due to the fact that certain note holders of the Company agreed to convert their outstanding debt into shares of the Company’s common stock.

We had net loss of $778,305 for the year ended November 30, 2007, compared to a net loss of $228,527 for the year ended November 30, 2006, an increase in net loss of $549,778 or 241% from the prior period.  The main reason for the increase in net loss was a $566,208 increase in general and administrative expenses for the year ended November 30, 2007, compared to the year ended November 30, 2006.

Liquidity and Capital Resources

We had total assets of $4,366 as of May 31, 2008, consisting solely of current assets, which included $197 of cash, $438 of accounts receivable and $3,731 accounts receivable, related party.  The Company purchases inventory for its products on an as needed basis, and as such, the Company did not have any materials or products in inventory as of May 31, 2008; however, as of the filing of this report, the Company has approximately 150 completed handbags in inventory.

We had total liabilities of $48,042 as of May 31, 2008, consisting solely of current liabilities, which included $4,331 of accounts payable, $2,589 of accrued liabilities, $13,651 of bank credit line payable, $25,000 of related party debt and $2,471 of short-term debt.

We had negative working capital of $43,676, a total shareholders deficit of $43,676 as of May 31, 2008 and an accumulated deficit as of May 31, 2008 of $2,860,497.

We had $12,017 in net cash used in operating activities for the six months ended May 31, 2008, which included $169,440 in net loss, offset by $150,000 shares issued for services, $4,530 in accounts payable and accrued liabilities, $2,320 in amortization of discount on short term debt, $300 of imputed rent expense and $273 of imputed interest on debt.

We had $11,350 of net cash provided by financing activities for the six months ended May 31, 2008, which included $12,000 in loans from stockholders relating to a revolving credit note with BFP Texas, Ltd. (described below) and $650 in principal payments on loans from stockholders.

We entered into a revolving line of credit agreement with one of our shareholders, Michael Sonaco, in July 2005 (“Line of Credit”).  We could borrow up to $25,000 under the Line of Credit, but had only borrowed $8,000 as of August 4, 2006, when the Line of Credit was replaced by another line of credit in the amount of $8,000.  The Line of Credit bears no interest and any unpaid principal was due on December 31, 2007, but has been extended until December 31, 2008.  Currently, past due amounts are not bearing interest.  The balance of the Line of Credit as of the filing of this Registration Statement was $8,000.

On July 15, 2005 we entered into a loan agreement with KBK, Inc. (“KBK”), which is controlled by our Chief Executive Officer and President, Robert Kremer, for $1,000.  The loan agreement was to mature on December 31, 2006 and had an interest rate of 0%, provided the loan was not in default.  On or about December 15, 2006, the loan with KBK was increased to $3,000 and the maturity date of the loan was extended until December 31, 2007, and the date maturity date has been further extended until December 31, 2008.  The interest rate remains 0% per annum, unless the Company defaults on payments due under the note, at which time the interest rate will increase to 10% per annum.  The balance of the loan agreement as of the filing of this Registration Statement was $3,000.

In July 2005, the Company issued a $27,500 Note Payable to the Company’s attorney, David M. Loev (the “Note”), in consideration for legal services rendered and to be rendered on behalf of the Company in connection with the drafting of our Private Placement Memorandum and the drafting and accompanying amendments associated with this Form S-1 registration statement.  On September 28, 2007, we entered into a convertible promissory note with Mr. Loev, which replaced the prior Note, and evidenced $10,000 of a total of $22,500 owed to Mr. Loev by the Company, which included $5,000 the Company agreed to pay Mr. Loev upon the receipt of the first round of comments (if any) on this Registration Statement by the Commission, which amount has been paid to date, and $7,500 which the Company agreed to pay Mr. Loev upon the effectiveness of this Registration Statement.  The convertible promissory note bears interest at the rate of 5% per annum, and is due on August 31, 2008.  Any amounts not paid when due accrue interest at the rate of 15% per annum, can be converted by Mr. Loev into shares of our common stock at an exercise price of $0.10 per share.  We have also previously issued Mr. Loev an aggregate of 550,000 shares of our common stock and options to purchase up to 350,000 shares of our common stock at an exercise price of $0.375 per share, in consideration for legal services rendered to the Company.

On January 13, 2006, we entered in a loan agreement with Robert Kremer, our Chief Executive Officer.  The loan agreement was for a total of $2,000, which amount does not bear interest unless such amount is in default, in which case it bears interest at the rate of 10% per annum.  The outstanding amount of the loan agreement was due December 31, 2007, but was extended prior to its maturity date until December 31, 2008.  On or around July 10, 2008, the Company entered into a new loan agreement with Mr. Kremer, which modified the terms of the original loan agreement to increase the amount available under the loan to $6,000. The balance of this loan agreement as of the filing of this Registration Statement was approximately $5,500.

On February 12, 2008, we entered into a Master Revolving Line of Credit Agreement (the “BFP Line of Credit”) with BFP Texas, Ltd., which is controlled by our Chief Financial Officer, Carey G. Birmingham (“BFP”).  Pursuant to the Line of Credit, BFP agreed to provide us up to $12,000 in funding, which amount shall not bear interest and which amount shall be paid in fully by December 31, 2008.  The BFP Line of Credit had an outstanding balance of $12,000 as of as of the filing of this Registration Statement.  In June 2008, the amount we are able to borrow under the Line of Credit was increased to $16,000 and in July 2008, the amount we are able to borrow under the Line of Credit was increased to $20,000.  As of the date of this Prospectus, a total of $15,500 had been borrowed under the Line of Credit and a total of $4,500 was available for the Company to borrow.

Other than as described above, the Company has no commitments from officers, director or affiliates to provide funding, other than the Line of Credit and the BFP Line of Credit described above.  Our growth and continued operations could be impaired by limitations on our access to the capital markets.

We depend to a great degree on the ability to attract external financing in order to conduct our business activities and in order that we have sufficient cash on hand to expand our operations.  We are currently funded solely by our shareholders and with the very limited amount of sales revenue we have generated to date.  We believe that we can continue our business operations for approximately the next three (3) to six (6) months with the cash on hand we had as of the filing of this report.  We anticipate the need for approximately $50,000 in additional funding to support our operations for the next 12 months, which amount does not include approximately $48,042 which we will need to repay our outstanding current liabilities prior to November 30, 2008.   Due to the fact that we had $43,676 of negative working capital and an accumulated deficit of $2,860,497 as of May 31, 2008, our auditor has expressed concern over our ability to continue as a going concern.  We anticipate that our founders and shareholders will continue to support our operations and loan us additional funds on an as needed basis until such time as we can support our operations with revenues from our products, if ever; however, no shareholder has committed in writing to providing us additional funding for our operations other than pursuant to the various notes and line of credits described above.

If we are unable to raise additional capital from conventional sources, including increases in the Line of Credit and/or additional sales of additional stock, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. We have no commitments from our officer and Director or any of our shareholders to supplement our operations or provide us with financing in the future, other than the Line of Credit, described above.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.

DESCRIPTION OF PROPERTY

Effective January 1, 2008, we entered into a sub-lease agreement with KBK, Inc., which is controlled by our Chief Executive Officer, Robert Kremer (“KBK”).  Pursuant to the sub-lease agreement, we agreed to lease 200 square feet of office space from KBK for the period from January 1, 2008 through December 31, 2008, at 121 Interpark Blvd., Suite 1204, San Antonio, Texas 78216.  Pursuant to the sub-lease agreement we agreed to pay KBK $300 per month during the term of the sub-lease agreement.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

In November 2005, we issued 1,000,000 shares of our restricted Common Stock to our Chief Executive Officer and President, Robert Kremer in connection with a Share Exchange Agreement entered into between Robert Kremer D/B/A Michael Lambert and the Company (the Share Exchange Agreement is described in greater detail under “Description of Business,” above”).

In November 2005, we granted an aggregate of 1,200,000 options to purchase shares of our common stock to eleven (11) shareholders, which included 50,000 options issued to KBK, Inc. (“KBK”), a company controlled by Robert Kremer our Chief Executive Officer and President, 200,000 options issued to Robert Kremer, our Chief Executive Officer and 200,000 shares issued to Kenneth Kremer, Robert Kremer’s brother, 100,000 options issued to David M. Loev, our corporate attorney and a significant shareholder of the Company, and 100,000 options issued to Carey Birmingham, a consultant and a significant shareholder of the Company.  The terms of these options included a cashless exercise provision and a lifespan of 5 years, expiring on November 2, 2010.  The options have an exercise price of $0.375 per share.  The options vested immediately and the holders are able to exercise the options at any time.  A form of Stock Option Agreement which includes the material terms of the options is attached hereto as Exhibit 10.9.

In November 2005, we issued an aggregate of 2,300,000 restricted shares of our Common Stock to twelve (12) shareholders in consideration for services rendered, which included 160,000 shares issued to KBK, 100,000 shares issued to Mr. Birmingham, and 350,000 shares issued to David M. Loev.  Services rendered to the company include KBK’s premises for early startup, as well as the uncompensated use of its employees for phone answering, etc.   Mr. Birmingham’s received shares for services as our CFO, and Mr. Love as corporate counsel.  In addition, the Company has issued shares to nine individuals as consideration for providing the Company with debt capital, design and manufacturing services, and marketing and finance consultation.

We entered into a revolving line of credit agreement with one of our shareholders, Michael Sonaco, in July 2005 (“Line of Credit”).  We could borrow up to $25,000 under the Line of Credit, but had only borrowed $8,000 as of August 4, 2006, when the Line of Credit was replaced by another line of credit in the amount of $8,000.  The Line of Credit bears no interest and any unpaid principal was due on December 31, 2007.  By mutual agreement between our company and Mr. Sonaco, this Note was extended until December 31, 2008.  Past due amounts will bear interest at the rate of 10% per year.  The balance of the Line of Credit as of the filing of this Registration Statement was $8,000.

On July 15, 2005 we entered into a loan agreement with KBK, Inc. (“KBK”), which is controlled by our Chief Executive Officer and President, Robert Kremer, for $1,000.  The loan agreement was to mature on December 31, 2006 and had an interest rate of 0%, provided the loan was not in default.  On or about December 15, 2006, the loan with KBK was increased to $3,000 and the maturity date of the loan was extended until December 31, 2007, and the date maturity date has been further extended until December 31, 2008.  The interest rate remains 0% per annum, unless the Company defaults on payments due under the note, at which time the interest rate will increase to 10% per annum.  The balance of the loan agreement as of the filing of this Registration Statement was $3,000.

In July 2005, the Company issued a $27,500 Note Payable to the Company’s attorney, David M. Loev (the “Note”), in consideration for legal services rendered and to be rendered on behalf of the Company in connection with the drafting of our Private Placement Memorandum and the drafting and accompanying amendments associated with this Form S-1 registration statement.  On September 28, 2007, we entered into a convertible promissory note with Mr. Loev, which replaced the prior Note, and evidenced $10,000 of a total of $22,500 owed to Mr. Loev by the Company, which included $5,000 the Company agreed to pay Mr. Loev upon the receipt of the first round of comments (on this Registration Statement by the Commission, which amount has been paid to date, and $7,500 which the Company agreed to pay Mr. Loev upon the effectiveness of this Registration Statement.  The convertible promissory note bears interest at the rate of 5% per annum, and is due on August 31, 2008.  Any amounts not paid when due accrue interest at the rate of 15% per annum, and can be converted by Mr. Loev into shares of our common stock at an exercise price of $0.10 per share, if the Note is not paid when due on August 31, 2008.

On August 29, 2005, we entered into a Name & Trademark License Agreement with KBK, Inc., which is controlled by our Chief Executive Officer and President, Robert Kremer.  The agreement allows KBK to use our trademark, in connection with the manufacture, sale and distribution of decorative fabrics and furniture within the United States.  The agreement was effective for one year and was renewable for successive one year periods at the mutual agreement of both parties, and was renewed for additional one (1) year terms on August 29, 2006 and August 29, 2007.  KBK is required to pay us a 5% royalty on the sale of any products that contain our trademark (which we are currently in the process of registering).

On September 8, 2005, we purchased $1,000 of inventory from KBK.

On January 13, 2006, we entered in a loan agreement with Robert Kremer, our Chief Executive Officer.  The loan agreement was for a total of $2,000, which amount does not bear interest unless such amount is in default, in which case it bears interest at the rate of 10% per annum.  The outstanding amount of the loan agreement was due December 31, 2007, but was extended prior to its maturity date until December 31, 2008.  On or around July 10, 2008, the Company entered into a new loan agreement with Mr. Kremer, which modified the terms of the original loan agreement to increase the amount available under the loan to $6,000. The balance of this loan agreement as of the filing of this Registration Statement was approximately $5,500.

In September 2006, we issued 200,000 shares of common stock to Mr. Loev in consideration for legal services rendered to the Company.

In October 2006, we issued an aggregate of 200,000 restricted shares of our Common Stock to Mr. Birmingham in consideration for services rendered.

In or around February 2007, we granted 85,000 options to Mr. Birmingham and 50,000 options to KBK, in consideration for services rendered by Mr. Birmingham and Mr. Kremer, the Chief Executive Officer of the Company and beneficial owner of KBK.  We also granted 250,000 options to David M. Loev, in consideration for services rendered on or around February 2007.  The terms of these options included a cashless exercise provision and a lifespan of 5 years, expiring on February 10, 2012.  The options have an exercise price of $0.375 per share.  The options vested immediately and the holders are able to exercise the options at any time.  A form of Stock Option Agreement which includes the material terms of the options is attached hereto as Exhibit 10.9.

Effective January 1, 2007, we entered into a sub-lease agreement with KBK, Inc., which is controlled by our Chief Executive Officer, Robert Kremer (“KBK”), which was replaced by a sub-lease agreement entered into in January 1, 2008, described in greater detail above under “Description of Property.”

In February 2007, our Chief Executive Officer, Robert Kremer transferred 20,000 shares of common stock which he held to a non-affiliated individual in consideration for services rendered to Company.

In February 2007, Kenneth Kremer, a significant shareholder of the Company, and the brother of Robert Kremer transferred 20,000 shares of common stock which he held to a non-affiliated individual in consideration for services rendered to the Company.

In or around September 2007, we granted 400,000 options each to Robert and Kenneth Kremer, and 165,000 options to Mr.  Birmingham, in consideration for services rendered.  The terms of these options included a cashless exercise provision and a lifespan of 5 years, expiring in September 2012.  The options have an exercise price of $0.375 per share.  The options vested immediately and the holders are able to exercise the options at any time.  A form of Stock Option Agreement which includes the material terms of the options is attached hereto as Exhibit 10.9.

In November 2007, we appointed Carey Birmingham as our Chief Financial Officer.

Effective January 1, 2008, we entered into a sub-lease agreement with KBK, Inc., which is controlled by our Chief Executive Officer, Robert Kremer (“KBK”), described in greater detail above under “Description of Property.”

In January 2008, we issued 250,000 shares of our common stock to our Chief Financial Officer, Carey Birmingham in consideration for services rendered to the Company.

On February 12, 2008, we entered into a Master Revolving Line of Credit Agreement (the “BFP Line of Credit”) with BFP Texas, Ltd., which is controlled by our Chief Financial Officer, Carey G. Birmingham (“BFP”).  Pursuant to the Line of Credit, BFP agreed to provide us up to $12,000 in funding, which amount shall not bear interest and which amount shall be paid in fully by December 31, 2008.  The BFP Line of Credit had an outstanding balance of $12,000 as of as of the filing of this Registration Statement.  In June 2008, the amount we are able to borrow under the Line of Credit was increased to $16,000 and in July 2008, the amount we are able to borrow under the Line of Credit was increased to $20,000.  As of the date of this Prospectus, a total of $15,500 had been borrowed under the Line of Credit and a total of $4,500 was available for the Company to borrow.

The Board of Director(s) has deemed that the share based compensation issued to consultants, officers, Directors and affiliated persons has been on terms at least as favorable as those terms which may have been offered to unaffiliated persons.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Robert Kremer CEO, President, CFO, Secretary, Treasurer and Director	2007	-	-	-		$175,976	(1)	-	-	-	$175,976
	2006	-	-	-		-		-	-	-	-
	2005	-	-	$80,000	(6)	$133,283	(2)	-	-	-	$213,283

Carey G. Birmingham Chief Financial Officer	2007 (3)	-	-	$125,000	(4)	$109,985	(5)	-	-	-	$234,985

Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

(1) Represents the value of 400,000 five year options to purchase shares of our common stock at an exercise price of $0.375 per share issued to Mr. Kremer and 50,000 five year options to purchase shares of our common stock at an exercise price of $0.375 per share issued to KBK, Inc., a company controlled by Mr. Kremer. The value of the options have been calculated in connection with FAS 123(R) , as discussed in further detail under “Note 1 – Summary of Significant Accounting Policies” and Note 7 – Stock Options”   in the footnotes to the Company’s audited financial statements attached hereto.  The number of options granted to Mr. Kremer were determined by the Board of Directors in its sole determination based on the Board’s determination of the value of Mr. Kremer’s services to the Company.

(2) Represents the value of 200,000 five year options to purchase shares of our common stock at an exercise price of $0.375 per share issued to Mr. Kremer and 50,000 five year options to purchase shares of our common stock at an exercise price of $0.375 per share issued to KBK, Inc., a company controlled by Mr. Kremer.  The value of the options have been calculated in connection with FAS 123(R), as discussed in further detail under “Note 1 – Summary of Significant Accounting Policies” and Note 7 – Stock Options”   in the footnotes to the Company’s audited financial statements attached hereto.  The number of options granted to Mr. Kremer were determined by the Board of Directors in its sole determination based on the Board’s determination of the value of Mr. Kremer’s services to the Company.

(3) Mr. Birmingham was appointed Chief Financial Officer of the Company on November 30, 2007.

(4) Represents the value of 250,000 shares of the Company’s restricted common stock issued to Mr. Birmingham in January 2008, in consideration for services rendered to the Company which were valued at $0.50 per share.

(5) Represents the value of 250,000 five year options to purchase shares of our common stock at an exercise price of $0.375 per share issued to Mr. Birmingham. The value of the options have been calculated in connection with FAS 123(R) , as discussed in further detail under “Note 1 – Summary of Significant Accounting Policies” and Note 7 – Stock Options”   in the footnotes to the Company’s audited financial statements attached hereto.  The number of options granted to Mr. Birmingham were determined by the Board of Directors in its sole determination based on the Board’s determination of the value of Mr. Birmingham’s services to the Company.

(6) Represents the value of 160,000 shares of the Company’s restricted common stock issued to KBK, Inc., a company controlled by Mr. Kremer.

Robert Kremer and Carey G. Birmingham do not receive or accrue a salary other than the Options and Shares they have been issued in the past in consideration for services rendered.  It is anticipated that they will not receive a salary until we obtain a minimum of $150,000 in annual revenues, of which there can be no assurance; however, it is anticipated that they will continue to receive share and/or option grants for services rendered moving forward.

Outstanding Equity Awards at Fiscal Year End:

OPTION AWARDS							STOCK AWARDS

	Number Of Securities Underlying Unexercised		Number Of Securities Underlying Unexercised	Equity Incentive Plan: Number Of Securities Underlying Unexercised	Option		Number Of Shares Or Units Of Stock	Market Value Of Share Or Units Of Stock	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights	Equity Incentive Plan Awards: Market Of Unearned Shares, Units Or Other Rights
	Options		Options	Unearned	Exercise	Options	That Have Not	That Have Not	That Have Not	That Have Not
	(#)		(#)	Option	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Robert Kremer	250,000	(1)	0	0	$0.375	November 2, 2010	0	0	0	0
	50,000	(2)	0	0	$0.375	February 10, 2012	0	0	0	0
	400,000	(2)	0	0	$0.375	September , 2012	0	0	0	0
Carey G. Birmingham	100,000		0	0	$0.375	November 2, 2010	0	0	0	0
	250,000		0	0	$0.375	September , 2012	0	0	0	0

(1) Includes 200,000 options held by Robert Kremer and 100,000 options held in KBK, Inc., a corporation beneficially controlled and owned by Mr. Kremer.  The terms of these options included a cashless exercise provision and a lifespan of 5 years.  The options have an exercise price of $0.375 per share.  The options vested immediately and the holders are able to exercise the options at any time.  A form of Stock Option Agreement which includes the material terms of the options is attached hereto as Exhibit 10.9.

(2) Represents options held by KBK, Inc.

(3) Includes 400,000 options held by Robert Kremer. The terms of these options included a cashless exercise provision and a lifespan of 5 years.  The options have an exercise price of $0.375 per share.  The options vested immediately and the holders are able to exercise the options at any time.  A form of Stock Option Agreement which includes the material terms of the options is attached hereto as Exhibit 10.9.

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

No member of our Board of Directors has ever received any separate compensation other than the salary, if any, that they receive as an executive of the Company; however, the Board of Directors (consisting solely of Mr. Kremer) reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors, consisting solely of Mr. Kremer, determines the compensation given to our executive officers in his sole determination. As our executive officers currently draw no compensation from us, we do not currently have any executive compensation program in place. Although we have not to date, our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.

In the past, Mr. Kremer has received shares of common stock and options in consideration for services rendered to the Company, and it is anticipated that Mr. Kremer will continue to receive stock based compensation either in the form of shares of our common stock or options to purchase shares of our common stock from time to time, as may be determined by the Board of Directors, until such time as the Board of Directors, in its sole determination, determines that the Company has sufficient cash on hand to pay Mr. Kremer a salary, if ever.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors.

Criteria for Compensation Levels

The Company seeks to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its officers, employees, and the communities in which the Company operates.

The Board of Directors (in establishing compensation levels for the Company’s Chief Executive Officer, if any) and the Company (in establishing compensation levels for other executives, if any) may consider many factors, including, but not limited to, the individual’s abilities and performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. In determining compensation levels, the Board of Directors may also consider the experience level of each particular individual and/or the compensation level of executives in similarly situated companies in our industry.

Compensation levels for executive officers are generally reviewed upon the expiration of such executive’s employment agreements (if any), or annually, but may be reviewed more often as deemed appropriate.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 140,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share.  As of July 15, 2008, we had 3,864,500 shares of common stock issued and outstanding and – 0 – shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

While we do not currently have any plans for the issuance of Preferred Stock, the issuance of such Preferred Stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.  It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the Preferred Stock; however, these effects may include:

o	Restricting dividends on the common stock;

o	Diluting the voting power of the common stock;

o	Impairing the liquidation rights of the common stock; or

o	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently authorized nor contemplated by us, we do not believe that any provision of our charter or bylaws would delay, defer or prevent a change in control.

Options

We currently have 2,165,000 options outstanding, which options were granted to various consultants of the Company in consideration for services rendered to the Company between November 2005 and September 2007, which options have a five year term, an exercise price of $0.375 per share and contain a cashless exercise provision.

SHARES AVAILABLE FOR FUTURE SALE

Upon the date of this Prospectus, there are 3,864,500 shares of common stock issued and outstanding. Upon the effectiveness of this registration statement, 642,500 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops. There currently exists no public market for the Company’s common stock.

The remaining 3,222,000 outstanding shares of our issued and outstanding common stock which are not being registered pursuant to this registration statement will be subject to the resale provisions of Rule 144.  Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144, unregistered resales of restricted securities of reporting companies are able to be made by non-affiliates and affiliates after such securities have been held for six (6) months (assuming the issuer remains current for an additional six months, and subject to any affiliates complying with certain volume limitations and other resale requirements as set forth in Rule 144), and after one (1) year by affiliates and non-affiliates of non-reporting companies, subject to certain requirements under Rule 144, as it has been amended (including that there is current public information regarding the issuer for sales by affiliates and that other volume limitations are complied with for sales of affiliates, as described in greater detail in Rule 144).

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 642,500 shares of common stock by the selling stockholders.  The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders.  We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.  None of the selling stockholders are broker-dealers or affiliates of broker-dealers.  None of the selling stockholders has or had any material relationship with the Company; however, as described below, several selling stockholders performed services for the Company in consideration for the issuance of their shares.

SELLING STOCKHOLDERS

Name	Date Issued	Consideration	Common Stock Beneficially Owned Prior to Offering	Common Stock Included In this Prospectus	Common Stock Beneficially Owned After Offering (1)	Percentage of Common Stock Owned After The Offering (1)

Alkire, Jay	May 2006	Cash (3)	1,000	1,000	-	-
Birnbaum, Robert	November 2005	Services	60,000(7)	50,000	10,000	*
Birnbaum, Susan	September 2006	Cash (3)	1,000	1,000	-	-
Buchanan, Kari	June 2006	Cash (3)	151,000(5)	1,000	50,000	*
Buchanan, Kari	December 2006	Services	151,000(5)	100,000	50,000	*
Collins, Theresa	September 2006	Cash (3)	1,000	1,000	-	-
Gordon, Martin	January 2007	Cash (3)	2,000	2,000	-	-
Harrington, Martha	May 2006	Cash (3)	1,000	1,000	-	-
Hendin, Bruce	December 2006	Cash (3)	2,000	2,000	-	-
Herring, Russell	November 2005	Services	60,000(7)	50,000	10,000	*
Island Stock Transfer	February 2008	Services	50,000	50,000	-	-

MacMahon, Robert	June 2006	Cash (3)	1,000	1,000	-	-
Marteski, Joseph and Jean	August 2006	Note Conversion(2)	2,000	2,000	-	-
Matthews, Christopher	June 2006	Cash (3)	1,000	1,000	-	-
Matthiessen, Robert	May 2006	Cash (3)	2,000	2,000	-	-
Meade, Anthony	March 2006	Cash (3)	3,000	3,000	-	-
Mooney, David	November 2005	Services	20,000	20,000		-
Morgan, J. Kathryn	June 2006	Cash (3)	1,000	1,000	-	-
Olson, James	March 2006	Cash (3)	2,000	2,000	-	-
Ornstein, Myrna	June 2007	Cash (3)	2,000	2,000	-	-
Penner, Mark	May 2006	Cash (3)	1,000	1,000	-	-
Rago, Stacy	April 2006	Cash (3)	1,000	1,000	-	-
Riordan, Canay	February 2007	Transfer (2)	40,000	40,000	-	-
Schooman, David	June 2006	Cash (3)	1,000	1,000	-	-
Schroeder, Michael	November 2006	Cash (3)	1,000	1,000	-	-
Sonaco, Gregory	April 2006	Cash (3)	1,000	1,000	-
Sonaco, Michael	November 2005	Services	100,000(6)	75,000	25,000	*
Sosa, Kathy	May 2007	Services	100,000	100,000	-	-
Stewart, Lisa	May 2006	Cash (3)	1,000	1,000	-	-
Stewart, Rita	January 2007	Cash (3)	2,000	2,000	-	-
Sullivan, Beatrice	September 2006	Cash (3)	1,000	1,000	-	-
Terrazas, Maria	November 2005	Services	150,000(5)	100,000	50,000	*
Weiner, Gordon	August 2006	Cash (3)	500	500	-	-
Wilson, Larry and Catherine	May 2006	Cash (3)	4,000	4,000	-	-
Yount, Harold	November 2005	Services	20,000	20,000	-	-
Yount, Harold A. and Anita G.	July 2006	Cash (3)	1,000(8)	1,000	-	-
		Total		642,500

 * Less than 1%.

(1) Assuming all shares registered are sold.

(2) Represents shares of common stock issued in satisfaction of a $1,000 promissory note owed to Mr. and Mrs. Marteski.

(3) Represents shares of common stock sold in a private placement pursuant to an exemption provided by Regulation D of the Securities Act of 1933, as amended, for consideration of $0.50 per share.

(4) Ms. Riordan was transferred 20,000 shares each from Robert and Kenneth Kremer in February 2007.

(5) Includes 50,000 options to purchase shares of the Company’s common stock at an exercise price of $0.375 per share.

(6) Includes 25,000 options to purchase shares of the Company’s common stock at an exercise price of $0.375 per share.

(7) Includes 10,000 options to purchase shares of the Company’s common stock at an exercise price of $0.375 per share.

(8) Includes shares beneficially owned by Harold and Anita Yount, husband and wife.

Upon the effectiveness of this registration statement, 642,500 shares  of  Common  Stock  to  be resold pursuant to this Prospectus  will  be  eligible  for immediate resale in the public market if and when  any  market  for  the  Common  Stock  develops.  The   shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our common stock, and we can provide no assurance that there will be a market for our shares in the future and/or that assuming there is a market for our shares in the future, that the shares offered in this Prospectus will be able to be resold, or that such market will be sustained, even if developed.  We anticipate engaging a market maker to quote our common stock on the Over-The-Counter Bulletin Board (the “OTCBB”) within one to three months after our Registration Statement is declared effective with the Commission.  In order to have our common stock quoted on the OTCBB, a market maker must file an application on our behalf, which is subject to review, and which approval process may take up to three additional months, and is subject to the approval of the Financial Industry Regulatory Authority (“FINRA”), of which there can be no assurance. We have not engaged or entered into any agreements with any market makers to date.  In the event our common stock is approved for quotation on the OTCBB, there is no assurance that a market for our common stock will exist, or that if such a market does exist, it will not be highly illiquid and sporadic.

Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  If before the Company’s shares are quoted on the OTCBB, selling shareholders wish to sell at a price different from $0.10 per share, we will file a post-effective amendment beforehand.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security Holders may sell their shares of common stock short and redeliver our common stock to close out such short positions; however, the Selling Security Holders may not use shares of our common stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our common stock.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Security Holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Director, and the market conditions for the sale of equity securities in similar companies.  The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value.  We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock.  We have 2,165,000 shares of common stock subject to outstanding options, described in greater detail under “Description of Capital Stock.”  We have no outstanding shares of Preferred Stock.  Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered.  As of July 15, 2008, there were 3,864,500 shares of common stock outstanding, held by approximately 44 shareholders of record.

A total of approximately 3,502,500 of our outstanding shares of common stock are eligible to be resold pursuant to Rule 144 of the Securities Act of 1933, as amended, subject to compliance with Rule 144, and subject to certain volume limitations and other resale requirements imposed on our “affiliates,” as described above in greater detail under “Shares Available for Future Sale.”

ADDITIONAL INFORMATION

Our fiscal year ends on November 30.  We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable.  In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable.  You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561.  You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC’s Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.  For additional information regarding The Loev Law Firm, PC, and its relationship with the Company, please see “Certain Relationships and Related Transactions.”

FINANCIAL STATEMENTS

The Financial Statements required by Item 301 of Regulation S-K are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.  The following financial statements pertaining to Michael Lambert, Inc. are filed as part of this Prospectus.

MICHAEL LAMBERT, INC.
BALANCE SHEETS
 (Unaudited)

		(Restated)
	May 31, 2008	November 30, 2007
CURRENT ASSETS
Cash	$197	$864
Accounts receivable	438	437
Accounts receivable – related party	3,731	3,732
TOTAL ASSETS	$4,366	$5,033

LIABILITIES & STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$4,331	$-
Accrued liabilities	2,589	2,390
Bank credit line payable	13,651	14,301
Related party debt	25,000	-
Short-term debt, net of discount of $7,529 and $9,849	2,471	151
Total current liabilities	48,042	16,842
Long Term Debt	-	13,000
TOTAL LIABILITIES	48,042	29,842

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $.001 par value,
10,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $.001 par value,
140,000,000 shares authorized
3,864,500 and 3,564,500 shares issued and outstanding	3,864	3,564
Additional paid-in-capital	2,812,957	2,662,683
Accumulated deficit	(2,860,497)	(2,691,056)
TOTAL STOCKHOLDERS’ DEFICIT	(43,676)	(24,809)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$4,366	$5,033

See notes to financial statements.

MICHAEL LAMBERT, INC.
STATEMENTS OF OPERATIONS
 (Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2008	2007	2008	2007
		(restated)		(restated)

Sales revenue	$1,523	$6,358	$3,852	$13,640

Cost of revenue	1,209	4,282	6,032	4,282

General and administrative expenses	1,054	670,487	164,226	772,833

Interest expense	2,100	1,147	3,034	2,712

Net loss	$(2,840)	$(669,558)	$(169,440)	$(766,187)

Basic and diluted net loss per share	$(0.00)	$(0.19)	$(0.04)	$(0.22)

Weighted average shares outstanding	3,864,500	3,463,652	3,779,527	3,461,621

See notes to financial statements.

MICHAEL LAMBERT, INC.
STATEMENTS OF CASH FLOWS
 (Unaudited)

	Six Months Ended	Six Months Ended
	May 31, 2008	May 31, 2007
		(restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(169,440)	$(766,187)
Adjustments to reconcile net loss to
cash used in operating activities:
Imputed Rent Expense	300	900
Shares issued for services	150,000
Warrant expense		760,915
Imputed interest on debt	273	2,712
Amortization of discount on short term debt	2,320	-
Changes in:
Accounts payable and accrued liabilities	4,530	(7,918)

NET CASH USED IN OPERATING ACTIVITIES	(12,017)	(9,578)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from stockholders	12,000	5,000
Principal payments on loans from stockholders	(650)	(5,000)
Proceeds from sale of common stock	-	9,000

NET CASH PROVIDED BY FINANCING
ACTIVITIES	11,350	9,000

NET CHANGE IN CASH	(667)	(578)
Cash balance, beginning of period	864	1,760

Cash balance, end of period	$197	$1,182

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to financial statements.

 MICHAEL LAMBERT, INC.
NOTES TO FINANCIAL STATEMENTS
May 31, 2008
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Michael Lambert, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Registration Statement filed with the SEC on Form S-1/A.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2007 as reported in the Form S-1/A have been omitted.

NOTE 2 - GOING CONCERN

As indicated in the accompanying financial statements, MLI had minimal operations and a working capital deficit as of May 31, 2008. These conditions raise substantial doubt as to MLI's ability to continue as a going concern.  Management is trying to raise additional capital through sales of MLI’s common stock and is seeking financing from third parties. The financial statements do not include any adjustments that might be necessary if MLI is unable to continue as a going concern.

NOTE 3 – RESTATEMENTS

In July 2008, Management determined the following share issuances were not accounted for during the period of the six months ended May 31, 2007.

During the six months ended May 31, 2007, MLI issued 250,000 shares of common stock to non-employees in exchange for services rendered on its behalf, which had a fair value of $125,000.  Two shareholders transferred 20,000 shares of their stock of MLI to a service provided for services provided to the company.  The 40,000 shares were accounted for as returned to the company and canceled and issued by the company.  The fair value was $20,000.  MLI canceled 150,000 shares of common stock that were issued to non-employees in exchange for services in prior years due to an agreement between MLI and the non-employees that the level of service received did not meet MLI’s original expectation.  These shares when issued were fully vested and non-forfeitable and MLI expensed the full value when issued.  MLI accounted for the cancellation as a repurchase of the shares with no consideration.  These transactions resulted in an increase to general and administrative expense, net loss and additional paid in capital of $145,000 for the six months ended May 31, 2007 and $50,000 for the three months ended May 31, 2007.

NOTE 4 - RELATED PARTY TRANSACTIONS

In November 2007, MLI entered into a revolving credit note agreement with BFP Texas, Ltd. that allows MLI to borrow a maximum of $10,000 on demand.   On February 20, 2008, the maximum amount available for MLI to borrow was increased to $12,000.  Any outstanding balances must be repaid by December 31, 2008.  As of May 31, 2008, MLI had borrowed $12,000 under the agreement.  The outstanding balance of this line of credit accrues interest at 0%, however interest is imputed at 10%.  BFP Texas, Ltd. is a Texas limited partnership which is controlled by MLI’s CFO, Carey G. Birmingham.

NOTE 5 - CAPITAL STOCK

In December 2007, MLI appointed Carey G. Birmingham as Chief Financial Officer.  In connection with this appointment, the Board of Directors approved the issuance of 250,000 shares of MLI’s stock to Mr. Birmingham, for an expense of $125,000, or $.50/share.

In February 2008, MLI entered into a transfer agent agreement and agreed to issue 50,000 shares of MLI’s stock valued at $.50/share for an expense of $25,000.

NOTE 6- SUBSEQUENT EVENTS

Subsequent to May 31, 2008 MLI:
(a)
An additional funding commitment was received in July 2008 from Robert Kremer  to the company in the amount of $6,000 with an annual interest rate of 0%.  As of July 31, 2008, $500.00 was available to the Company from this commitment.   Amounts are unsecured and are payable on December 31, 2008.

(b)
An additional funding commitment was received in July 2008 from BFP Texas, Ltd. to the company in the amount of $20,000 with an annual interest rate of 0%. As of July 31, 2008, $4,500.00 was available to the Company from this commitment.  Amounts are unsecured and are payable on December 31, 2008.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Michael Lambert, Inc.
San Antonio, Texas

We have audited the accompanying balance sheet of Michael Lambert, Inc. (MLI) as of November 30, 2007, the related statements of operations, changes in shareholders' deficit and cash flows for each of the two years then ended.  These financial statements are the responsibility of MLI's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  MLI is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of MLI’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MLI as of November 30, 2007, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that MLI will continue as a going concern.  As discussed in Note 2 to the financial statements, MLI has a working capital deficit and has incurred a net losses from operations, which raise substantial doubt about its ability to continue as a going concern.  MLI's plans regarding those matters are also discussed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10 to the financial statements, errors resulting in misstatements of expense, paid in capital and net loss for fiscal 2006 and 2007 were discovered by management in 2008. Accordingly, fiscal 2006 and 2007 have been restated to correct these errors.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

February 25, 2008
Except for Notes 6, 7 and 10
which are dated August 14, 2008

MICHAEL LAMBERT, INC.
BALANCE SHEET
November 30, 2007
(Restated)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$864
Accounts receivable	437
Accounts receivable – related party	3,732
TOTAL ASSETS	$5,033

LIABILITIES & SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued liabilities	$2,390
Bank credit line payable	14,301
Short-term debt (net of discount of $9,849)	151
Total current liabilities	16,842

Long-term debt	13,000

TOTAL LIABILITIES	29,842

Commitments and contingencies	-

SHAREHOLDERS' DEFICIT
Preferred stock, $.001 par value, 10,000,000 shares authorized,
none issued or outstanding	-
Common stock, $.001 par value, 140,000,000 shares authorized,
3,564,500 shares issued and outstanding	3,564
Additional paid-in-capital	2,662,683
Accumulated deficit	(2,691,056)

TOTAL SHAREHOLDERS' DEFICIT	(24,809)

TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT	$5,033

The accompanying notes are an integral part of the financial statements.

MICHAEL LAMBERT, INC.
STATEMENTS OF OPERATIONS
For the Years Ended November 30, 2007 and 2006

	2007 (Restated)	2006 (Restated)

Merchandise sales	$17,884	$380
Merchandise sales – related party	9,896	-
Royalty revenue – related party	1,877	2,674
Total revenue	29,657	3,054

Cost of sales	13,517	2,598

Gross profit	16,140	456

General and administrative expenses	790,662	224,454
Interest expense	3,783	4,529

Total expenses	794,445	228,983

Net loss	$(778,305)	$(228,527)

Basic and diluted net loss
per common share	$(0.22)	$(0.07)

Basic and diluted weighted average common
shares outstanding	3,487,996	3,367,182

The accompanying notes are an integral part of the financial statements.

MICHAEL LAMBERT, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
For the Years Ended November 30, 2007 and 2006
(Restated)

	Common Shares	Common Stock at Par Value	Additional Paid-in-Capital	Accumulated Deficit	Total
Balances at November 30, 2005	3,300,000	$3,300	$1,645,313	$(1,684,224)	$(35,611)
Common shares issued
- for cash	29,500	29	14,721		14,750
- for services	400,000	400	199,600		200,000
Shares canceled	(275,000)	(275)	275		-
Imputed rent expense			1,800		1,800
Imputed interest expense			3,929		3,929
Net loss				(228,527)	(228,527)
Balances at November 30, 2006	3,454,500	3,454	1,865,638	(1,912,751)	(43,659)
Common shares issued - for services	290,000	290	144,710	-	145,000
- for cash	8,000	8	3,992		4,000
- for note conversion	2,000	2	998	-	1,000
Shares canceled	(190,000)	(190)	190	-	-
Stock warrant expense	-	-	615,915	-	615,915
Beneficial conversion feature – short-term debt	-	-	10,000	-	10,000
Contribution to capital	-	-	18,500	-	18,500
Imputed rent expense	-	-	1,800	-	1,800
Imputed interest expense	-	-	940	-	940
Net loss	-	-	-	(778,305)	(778,305)
Balances at November 30, 2007	3,564,500	$3,564	$2,662,683	$(2,691,056)	$(24,809)

The accompanying notes are an integral part of the financial statements.

MICHAEL LAMBERT, INC.
STATEMENT OF CASH FLOWS
For the Years Ended November 30, 2007 and 2006

	2007	2006
	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(778,305)	$(228,527)

Adjustments to reconcile net loss to
cash used in operating activities:
Share based compensation	760,915	200,000
Imputed rent expense	1,800	1,800
Amortization of discount on short-term debt	151	-
Write off of obsolete inventory	-	1,000
Imputed interest expense	940	3,929
Changes in:
Accounts receivable	(4,169)	-
Accrued liabilities	(5,529)	7,919

NET CASH USED IN OPERATING ACTIVITIES	(24,197)	(13,879)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from stockholders	6,000	-
Proceeds from short term debt	14,301
Principal payments on loans from stockholders	(1,000)	-
Proceeds from sale of common stock	4,000	14,750

NET CASH PROVIDED BY FINANCING ACTIVITIES	23,301	14,750

Net change in cash	(896)	871

Cash balance, beginning of year	1,760	889

Cash balance, end of year	$864	$1,760

SUPPLEMENTAL DISCLOSURES:
Beneficial conversion feature of short-term debt	$10,000	$-
Common stock issued for note conversion	1,000	-
Contribution to capital for forgiveness of debt by related party	18,500	-
Cash paid for interest	-	-
Cash paid for income taxes	-	-

The accompanying notes are an integral part of the financial statements.

MICHAEL LAMBERT, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business -  Michael Lambert, Inc. was formed as a sole proprietorship on July 1, 2005 and incorporated in Nevada on November 2, 2005 and is engaged in the design, manufacture and sale of handbags and accessories.  In addition, MLI has licensed the use of its name and trademark to a related-party under an agreement that entitles it to receive royalty revenues.

Stage of Operations –Michael Lambert, Inc. came out of development stage during the year ended November 30, 2007 as it began operations and began recognizing revenue.

Use of Estimates - In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents - All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Revenue Recognition- MLI recognizes revenue when persuasive evidence of an arrangement exists, goods have been delivered, the sales price is fixed or determinable and collectibility is reasonably assured.

Accounts Receivable – Accounts receivable are amounts due on sales, are unsecured and are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest although a finance charge may be applied to such receivables that are more than thirty days past due. Accounts receivable are periodically evaluated for collectibility based on past credit history with customers. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Income Taxes- MLI recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when differences are expected to be recovered.  MLI provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Earnings Per Share - Basic loss per share is computed using the weighted average number of shares of common stock outstanding during each period.  Diluted loss per share includes the dilutive effects of common stock equivalents on an “as if converted” basis.  For the years presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock Compensation - MLI accounts for its employee stock option plans under the provisions of SFAS No. 123R, “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock Based Compensation.”  MLI accounts for the fair value of equity instruments issued to non-employees in accordance with Emerging Issues Task Force No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or In Conjunction with Selling Goods or Services.”  MLI measures non-employee awards on the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a "performance commitment"); or the date at which the counterparty's performance is complete.  When there is no performance commitment and the award is immediately vested and nonforfeitable, the awards are measured and recognized at the date the contract is entered into.

MLI periodically issues shares of common stock to non-employees in exchange for services provided.  The value of the shares is equal to quoted market price on either the date an agreement to issue the shares is signed or the date the director approves the issuance.  In periods where no quoted market price exists, MLI estimates the fair value of the award using the last cash sale of common stock.  MLI records the value of the shares as an expense.

Beneficial Conversion Feature - The convertible feature of certain of MLI’s convertible notes provided for a rate of conversion that was below market value (see Note 4).  Such feature is normally characterized as a beneficial conversion feature.  Pursuant to EITF No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio” and EITF No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments,” the estimated relative fair value of the BCF was recorded as a discount from the face amount of the convertible note.  MLI uses the Black-Scholes method to calculate the intrinsic value of the convertible instrument and amortizes the discount using the effective interest method through the conversion or maturity date of such instrument.

Recently Issued Accounting Pronouncements- MLI does not expect the adoption of recently issued accounting pronouncements to have a significant effect on MLI's results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

As indicated in the accompanying financial statements, MLI has had minimal operations, an accumulated deficit of $2,691,056 and a working capital deficit of $11,809 as of November 30, 2007.  These conditions raise substantial doubt as to MLI's ability to continue as a going concern.  Management is trying to raise additional capital through sales of MLI's common stock and is seeking financing from third parties.  The financial statements do not include any adjustments that might be necessary if MLI is unable to continue as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

On August 29, 2005, MLI entered into a Name & Trademark License Agreement with KBK, Inc., which is majority-owned and controlled by Robert Kremer, MLI's sole officer and director, and Kenneth Kremer.  The agreement allows KBK to use MLI's trademark in connection with the manufacture, sale and distribution of decorative fabrics and furniture within the United States.  The agreement is effective for one year and renewable for successive one year periods if requested by KBK and granted by MLI.  KBK is required to pay MLI a 5% royalty on the sale of any products that contain the trademark.  MLI had related party sales with KBK in 2007.  MLI has recorded related party purse sales with KBK of $9,896 and $0 and related party receivable of $3,732 and $0 as of and for the year ended November 30, 2007 and November 30, 2006, respectively.

Beginning January 1, 2008, MLI currently sub-leases office space from KBK through a lease which expires on December 31, 2008 and carries a monthly rent of $300.  Future minimum lease commitment is $3,600.  Prior to this agreement, MLI was on a month to month sub-lease which could be terminated at any time by KBK.  MLI has recorded imputed rent expense of $1,800 for each of the years ended November 30, 2007 and November 30, 2006.  The amount of imputed rent expense was determined by reference to the actual amount of rent currently paid by KBK for the space.

KBK owned 4.5% of MLI's outstanding common shares as of November 30, 2007 and has the option to purchase an additional 100,000 shares.

NOTE 4 – SHORT-TERM DEBT

On August 30, 2005, MLI borrowed $27,500 in consideration for legal services relating to the preparation of a private placement memorandum and the registration of MLI's stock with the Securities and Exchange Commission.  An additional $1,000 was borrowed in 2007.   The attorney also received 550,000 shares of common stock for his services and was granted the option to purchase an additional 350,000 shares.  This note was amended on September 7, 2007 wherein the attorney forgave $18,500 and the interest rate was changed to 5%.  The $18,500 was accounted for as a contribution to capital due to the related party nature of the transaction.  This note was changed to $10,000 and matures on August 31, 2008.  This note and any accrued unpaid interest is convertible into MLI’s common stock by the attorney at $.10 per share after maturity, upon demand.  This note is not a derivative instrument.  MLI determined that the value of the embedded beneficial conversion feature of this note at the time of issuance to be $10,000.  MLI is amortizing this discount over the life of the note and charged $151 to interest expense for the year ended November 30, 2007.

NOTE 5 - NOTES PAYABLE & LONG-TERM DEBT

In December 2006, MLI amended their revolving credit note agreement with Michael Sonaco to limit the amount available to MLI to the then-current balance of $8,000.  The interest rate of this note is 10% and any outstanding balances must be repaid by December 31, 2008.

In July 2005, MLI borrowed $1,000 from KBK.  During 2007, an additional $3,000 was borrowed and $1,000 repaid.  The interest rate of this note is 0% and is due December 31, 2008.  In August 2005, MLI borrowed $1,000 from Joe and Jean Marteski.  During 2007, this note was converted into MLI’s common stock at the rate of $.50 per share.  In January 2007, MLI borrowed $2,000 from its President and CEO, Robert Kremer.  The interest rate of this note is 0% and is due December 31, 2008.  MLI has recorded $940 in imputed interest expense for the year ended November 30, 2007.  Imputed interest expense is included in additional paid-in capital.

Therefore, all of the long term debt is due December 31, 2008.

MLI has a credit card line of credit of $17,500 with Bank of America.  The current balance as of November 30, 2007 of  $14,301.  Interest of 24% is payable monthly on the unpaid balance.  There is no collateral and the credit line renews annually.

NOTE 6 - CAPITAL STOCK

During the year ended November 30, 2006, MLI issued 29,500 shares of common stock for cash in the amount of $14,750.  Also, MLI issued 400,000 shares of common stock to non-employees in exchange for services rendered on its behalf, which had a fair value of $200,000.  MLI canceled 275,000 shares of common stock that were issued to non-employees in exchange for services in fiscal 2005 due to an agreement between MLI and the non-employees that the level of service received did not meet MLI’s original expectation.  These shares when issued were fully vested and non-forfeitable and MLI expensed the full value when issued.  MLI accounted for the cancellation as a repurchase of the shares with no consideration.

During the year ended November 30, 2007, MLI issued 250,000 shares of common stock to non-employees in exchange for services rendered on its behalf, which had a fair value of $125,000.  Two shareholders transferred 20,000 shares of their stock of MLI to a service provided for services provided to the company.  The 40,000 shares were accounted for as returned to the company and canceled and issued by the company.  The fair value was $20,000.  MLI canceled 150,000 shares of common stock that were issued to non-employees in exchange for services in prior years due to an agreement between MLI and the non-employees that the level of service received did not meet MLI’s original expectation.  These shares when issued were fully vested and non-forfeitable and MLI expensed the full value when issued.  MLI accounted for the cancellation as a repurchase of the shares with no consideration.  MLI sold 8,000 shares of common stock for $4,000 and converted a note payable of $1,000 for 2,000 shares.

NOTE 7 - STOCK WARRANTS

On November 2, 2005, MLI awarded 1,200,000 warrants to non-employees in exchange for services.  All of the outstanding warrants had no explicit service period, vested immediately, were exercisable at $0.375 per share and will expire on November 2, 2010.  MLI estimated the fair value of the warrants to be $533,132 using the Black-Scholes pricing model and expensed the entire value during 2005.  During 2007, MLI determined the level of service received from some of the warrant holders did not meet MLI’s original expectation and came to a mutual agreement with the warrant holders to reduce the number of warrants granted due to dissatisfaction over the level of services that had been performed.  As a result of this agreement, 435,000 warrants of the original 1,200,000 were cancelled.  MLI accounted for the cancellation as a repurchase of warrants with no consideration. Also, during 2007 MLI granted 1,400,000 warrants to non-employees in exchange for services.  All of the outstanding warrants had no explicit service period, vested immediately, were exercisable at $0.375 per share and will expire on November 2, 2012.  The fair value of the warrants determined using the Black-Scholes model was $615,915.  Because the warrants all vested immediately, the entire value of the warrants was expensed in 2007.  The assumptions used to value the warrants are as follows:  Dividend Yield:  0%, Expected Volatility:  182.89%, Risk-Free Rate:  4.9%, Expected Term:  2.5 Years.

The following table summarizes common stock warrants issued and outstanding:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value	Weighted Average Grant Date Fair Value
Outstanding at December 1, 2005	1,200,000	$.375	5
Granted and exercised	-	-
Outstanding at November 30, 2006	1,200,000	$.375	4	$150,000
Exercisable at November 30, 2006	1,200,000
Granted	1,400,000	$.375			$0.44
Cancelled	(435,000)	$.375
Outstanding at November 30, 2007	2,165,000	$.375	3	$270,625
Exercisable at November 30, 2007	2,165,000

NOTE 8 - INCOME TAXES

As of November 30, 2007, MLI accumulated a net operating loss of $26,460 which resulted in a deferred tax asset of $3,970  This loss may be used to offset future taxable income earned and will begin expiring in 2025. Due to the substantial doubts regarding MLI's ability to continue as a going concern, management has recorded a full valuation allowance against the deferred tax asset.

NOTE 9 - SUBSEQUENT EVENTS

In November 2007, MLI entered into a revolving credit note agreement with BFP Texas, Ltd. that allows MLI to borrow a maximum of $10,000 on demand.   Any outstanding balances must be repaid by December 31, 2008.  As of November 30, 2007, MLI had borrowed $0 under the under the agreement.   MLI borrowed $7,000 in January 2008.  The outstanding balance of this line of credit accrues interest at 0%.  BFP Texas, Ltd. is a Texas limited partnership which is controlled by MLI’s CFO, Carey G. Birmingham.

In December 2007, MLI appointed Carey G. Birmingham as Chief Financial Officer.  In connection with this appointment, the Board of Directors approved the issuance of 250,000 shares of MLI’s stock to Mr. Birmingham, for an expense of $125,000, or $.50/share.

In January 2008, MLI signed a lease agreement with KBK for 200 square feet of space. The details of the agreement are discussed in Note 3 – Related Party Transactions.

NOTE 10 - RESTATEMENT

In July 2008, management discovered the following errors:

Fiscal 2006

In fiscal 2006, 400,000 shares were issued for services and 275,000 shares previously issued for services in fiscal 2005 were canceled.  The 125,000 net shares in fiscal 2006 were valued at $98,293 due to an error in value for the 400,000 shares issued and an improper reduction of expense for the 275,000 shares canceled (see note 6 for details).  The 400,000 shares issued have a fair value of $200,000 and the 275,000 canceled shares have zero value.  General and administrative expense, additional paid in capital and net loss were understated by $101,707.

Fiscal 2007

In fiscal 2007, 1,400,000 warrants were granted for services and 435,000 warrants previously granted for services in fiscal 2005 were canceled.  The 965,000 net warrants in fiscal 2007 were valued at $422,656 due to an improper reduction of expense for the 435,000 warrants canceled (see note 7 for details).  The 1,400,000 warrants granted have a fair value of $615,915 and the 435,000 canceled shares have zero value.  General and administrative expense, additional paid in capital and net loss were understated by $193,259.

In fiscal 2007, a related party forgave $18,500 of debt owed by the company.  The company originally accounted for the debt forgiveness as a credit to income.  Upon further review, because the creditor was a related party, the debt forgiveness should have been accounted for as a contribution to capital.  Net loss and additional paid in capital were understated.

In fiscal 2007, 290,000 shares were issued for services and 190,000 shares previously issued for services in prior years were canceled.  The 100,000 net shares in fiscal 2007 were valued at $50,000 due to an improper reduction of expense for the 190,000 shares canceled (see note 6 for details).  The 290,000 shares issued have a fair value of $145,000 and the 190,000 canceled shares have zero value.  General and administrative expense, additional paid in capital and net loss were understated by $95,000.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 25.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	62.50
Attorney’s fees and expenses	35,000.00	*
Accountant’s fees and expenses	10,000.00	*
Transfer agent’s and registrar fees and expenses	1,500.00	*
Printing and engraving expenses	1,500.00	*
Miscellaneous expenses	5,000.00	*

Total	$53,062.50	*

* Estimated

ITEM 26.                      RECENT SALES OF UNREGISTERED SECURITIES

In November 2005, we issued 1,000,000 shares of our restricted Common Stock to our Chief Executive Officer and President, Robert Kremer in connection with a Share Exchange Agreement entered into between Robert Kremer D/B/A Michael Lambert and the Company (the Share Exchange Agreement is described in greater detail under “Description of Business,” above”).  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In November 2005, we issued an aggregate of 1,200,000 options to purchase shares of our common stock to eleven (11) shareholders, which included 50,000 options issued to KBK, Inc. (“KBK”), a company controlled by Robert Kremer our Chief Executive Officer and President, 200,000 options issued to Robert Kremer, our Chief Executive Officer and 200,000 options issued to Kenneth Kremer, Robert Kremer’s brother, 100,000 options issued to David M. Loev, our corporate attorney and a significant shareholders of the Company, and 100,000 options issued to Carey Birmingham, a consultant and a significant shareholder of the Company and the Company's current Chief Financial Officer.  The terms of these options included a cashless exercise provision and a lifespan of 5 years, expiring on November 2, 2010.  The options have an exercise price of $0.375 per share.  The options vested immediately and the holders are able to exercise the options at any time.  A form of Stock Option Agreement which includes the material terms of the options is attached hereto as Exhibit 10.9.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions.

In November 2005, we issued an aggregate of 1,800,000 restricted shares of our Common Stock to eight (8) shareholders in consideration for services rendered, which included 160,000 shares issued to KBK, 100,000 shares issued to Mr. Birmingham, and 350,000 shares issued to David M. Loev. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

Also in November 2005, we issued an aggregate of 150,000 shares of common stock to Gary Wilcox, a consultant, in consideration for services rendered to our Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

Also in November 2005, we issued an aggregate of 100,000 shares of common stock to Anna Marie Wilcox, a consultant, in consideration for services rendered to our Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

Also in November 2005, we issued an aggregate of 100,000 shares of common stock to Russell Herring, a consultant, in consideration for sales and design services rendered to our Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

Also in November 2005, we issued an aggregate of 150,000 shares of common stock to Michael Sonaco, a consultant, in consideration for providing interim financing to our Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

From March 2006 to April 2007, we sold an aggregate of 37,500 shares of our restricted common stock to twenty-eight (28) shareholders in consideration for an aggregate of $18,750 or $0.50 per share in connection with a Private Placement of our common stock.  We claim an exemption from registration provided by Regulation D of the Act.

In August 2006, we issued 2,000 shares of our restricted common stock to Joseph and Jean Marteski in consideration for and in connection with the conversion of an outstanding promissory note in the amount of $1,000 owed to Mr. and Mrs. Marteski into shares of our common stock in forgiveness for the repayment of the note. Due to an oversight, the transaction was not accounted for until fiscal 2007. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In or around September 2006, we cancelled 50,000 shares out of a total of 150,000 shares of our common stock which were originally issued to Gary Wilcox, a consultant, in November 2005 due to such consultant’s failure to complete the services contemplated by the original issuance of the shares. We claim an exemption from registration afforded by Section 4(2) of the Act for such cancellation.  This left Mr. Wilcox with a remainder of 100,000 shares.

Also in or around September 2006, we cancelled 50,000 shares out of a total of 100,000 shares of our common stock which were originally issued to Anna Marie Wilcox, a consultant, in November 2005 due to such consultant’s failure to complete the services contemplated by the original issuance of the shares. We claim an exemption from registration afforded by Section 4(2) of the Act for such cancellation.  This left Ms. Wilcox with a total of 50,000 shares.

Also in or around September 2006, we cancelled 75,000 shares out of a total of 150,000 shares of common stock originally  issued to Michael Sonaco in January 2006, due to his failing to complete the services contemplated by the original issuance of the shares. We claim an exemption from registration afforded by Section 4(2) of the Act for such cancellation.  This left Mr. Sonaco with a total of 75,000 shares.

Also in or around September 2006, we issued an aggregate of 200,000 shares of our restricted common stock to one individual, David M. Loev, of The Loev Law Firm, PC in consideration for legal services rendered.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In or around October 2006, we cancelled 100,000 shares of common stock originally issued to Russell Herring, a consultant,  in November 2005, due to such consultant failing to complete the original services contemplated by the original issuance of the shares. We claim an exemption from registration afforded by Section 4(2) of the Act for the such cancellation.  This left Mr. Herring with no shares.

Also in or around October  2006, we issued an aggregate of 200,000 restricted shares of our Common Stock to Mr. Birmingham in consideration for financial and accounting services rendered. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In or around December 2006, we issued an aggregate of 50,000 shares of common stock to Russell Herring, a consultant, in consideration for marketing and internet services provided to the Company. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

Also in or around December 2006, we issued an aggregate of 100,000 shares of common stock to Kari Buchanan, a consultant, in consideration for sales and marketing services provided to the Company. We claim an exemption from registration afforded by Section 4(2) of the Act for the following issuance, since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In or around December 2006 and January 2007, we cancelled 435,000 options to purchase shares of our common stock which were originally issued to consultants in November 2005, due to such consultants failing to complete the original services contemplated by the original issuance of the shares. We claim an exemption from registration afforded by Section 4(2) of the Act for such cancellations.

In January 2007, we granted 50,000 options to purchase shares of our common stock to a consultant in consideration for services rendered. The terms of these options included a cashless exercise provision and a lifespan of 5 years, expiring in January 2012. The options have an exercise price of $0.375 per share. The options vested immediately. A form of Stock Option Agreement which includes the material terms of the options is attached hereto as Exhibit 10.9. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale and we took appropriate measures to restrict transfer.

In February 2007, we cancelled the remaining 100,000 shares of our common stock which were originally issued to Gary Wilcox, a consultant, due to such consultant’s failure to complete the original services contemplated by the original issuance of the shares. We claim an exemption from registration afforded by Section 4(2) of the Act for such cancellation.  This left Mr. Wilcox with a total of no shares

Also in February 2007, we cancelled the remaining 50,000 shares of our common stock which were originally issued to Anna Marie Wilcox, a consultant, due to such consultant’s failure to complete the original services contemplated by the original issuance of the shares. We claim an exemption from registration afforded by Section 4(2) of the Act for such cancellation.  This left Ms. Wilcox with a total of no shares.

In February 2007, we issued an aggregate of 385,000 options to purchase shares of our common stock to three (3) shareholders, which included 50,000 options issued to KBK, Inc. (“KBK”), a company controlled by Robert Kremer our Chief Executive Officer and President, 250,000 options issued to David M. Loev, our corporate attorney and a significant shareholder of the Company, and 85,000 options issued to Carey Birmingham, a consultant and a significant shareholder of the Company, and the Company’s current Chief Financial Officer. The terms of these options included a cashless exercise provision and a lifespan of 5 years, expiring on February 10, 2012. The options have an exercise price of $0.375 per share. The options vested immediately and the holders are able to exercise the options at any time. A form of Stock Option Agreement which includes the material terms of the options is attached hereto as Exhibit 10.9. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions.

On or around September 2007, we granted an aggregate of 965,000 options, including: 165,000 options to Mr. Birmingham, 400,000 options to Robert Kremer, and 400,000 options to Kenneth Kremer, in consideration for services rendered.  The terms of these options included a cashless exercise provision and a lifespan of 5 years, expiring In September 2012 .  The options have an exercise price of $0.375 per share.  The options vested immediately and the holders are able to exercise the options at any time.  A form of Stock Option Agreement which includes the material terms of the options is attached hereto as Exhibit 10.9. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions.

In February 2007, our Chief Executive Officer, Robert Kremer transferred 20,000 shares of common stock which he held to Ms. Canay Roirdan, a non-affiliated individual, in consideration for services rendered to the Company. In February 2007, Kenneth Kremer, a significant shareholder of the Company, and the brother of Robert Kremer also transferred 20,000 shares of common stock which he held to Ms. Canay Roirdan, a non-affiliated individual, in consideration for services rendered to the Company. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In or around May 2007, we issued 100,000 shares of our common stock to Kathy Sosa, a consultant, in consideration for sales and graphic design services rendered. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In January 2008, we issued 250,000 shares of our common stock to our Chief Financial Officer, Carey Birmingham in consideration for services rendered to the Company for the year ended December 31, 2007.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In February 2008, we issued 50,000 shares of our common stock to Island Stock Transfer Company, in consideration for services rendered to the Company.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

ITEM 27.  EXHIBITS

Exhibit	Number	Description
Exhibit	3.1(1)	Articles of Incorporation of Michael Lambert, Inc.

Exhibit	3.2(1)	Articles of Correction and Corrected Articles of Incorporation.

Exhibit	3.3(1)	Bylaws of Michael Lambert, Inc.

Exhibit	5.1(3)	Opinion and consent of The Loev Law Firm, PC
re: the legality of the shares being registered

Exhibit	10.1(1)	Share Exchange Agreement

Exhibit	10.2(1)	Name and Trademark License Agreement

Exhibit	10.3(1)	Promissory Note (KBK, Inc.)

Exhibit	10.4(1)	Promissory Note (Robert Kremer)

Exhibit	10.5(1)	Convertible Promissory Note (David M. Loev)

Exhibit	10.6(1)	Line of Credit with Michael Sonaco

Exhibit	10.7(1)	Sublease Agreement with KBK, Inc.

Exhibit	10.8(2)	Master Revolving Line of Credit with BFP Texas, Ltd.

Exhibit	10.9(2)	Form of Stock Option Agreement

Exhibit	10.10(2)	Amended Promissory Note (Robert Kremer)

Exhibit	10.11(2)	Amended Line of Credit with Michael Sonaco

Exhibit	10.12(2)	Amended Promissory Note (KBK, Inc.)

Exhibit	10.13(2)	Amended Master Revolving Line of Credit with BFP Texas, Ltd.

Exhibit	10.14*	Amended Promissory Note (Robert Kremer)

Exhibit	10.15*	Amended Master Revolving Line of Credit with BFP Texas, Ltd.

Exhibit	23.1*	Consent of Malone & Bailey, PC, Independent Public Accountants

Exhibit	23.2(3)	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

*           Filed as an exhibit to this Form S-1/A Registration Statement.

(1)	Filed as an exhibit to our Registration on Form SB-2, filed with the Securities and Exchange Commission on October 4, 2007, and incorporated herein by reference.

(2)	Filed as an exhibit to our Registration on Form S-1, filed with the Securities and Exchange Commission on June 20, 2008, and incorporated herein by reference.

(3)	To be filed by amendment.

ITEM 28.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)  To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.  For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.  For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.  For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.  That, for the purpose of determining liability under the Securities Act to any purchaser:

a). If the registrant is relying on Rule 430B:

1.  Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b). If the registrant is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of San Antonio, Texas, August 15, 2008.

MICHAEL LAMBERT, INC.

By: /s/ Robert Kremer
Robert Kremer, Chief Executive Officer

By: /s/ Carey G. Birmingham
Carey G. Birmingham, Chief Financial Officer (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Robert Kremer
Robert Kremer, Chief Executive Officer, President,
Treasurer, Secretary and Director

August 15, 2008

By: /s/ Carey G. Birmingham
Carey G. Birmingham, Chief Financial Officer (Principal Accounting Officer)

August 15, 2008